Exhibit 10.6

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Execution Copy

8-6-2019

CONFIDENTIAL

AMENDED AND RESTATED

COLLABORATION AND LICENSE AGREEMENT

BY AND BETWEEN

4D MOLECULAR THERAPEUTICS, INC

AND

UNIQURE BIOPHARMA B.V.

August 6, 2019

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDED AND RESTATED

COLLABORATION AND LICENSE AGREEMENT

This Amended and Restated Collaboration and License Agreement (this “Agreement”) is entered into on and has an effective date of August 6, 2019, (the “Amended CLA Effective Date”) and amends and restates the original Collaboration and License Agreement (the “Original Agreement”), dated January 17, 2014 (the “Original CLA Effective Date” or “Effective Date”), by and between 4D Molecular Therapeutics, Inc, a corporation organized and existing under the laws of the State of Delaware and having a principal office located at 5858 Horton St, Emerystation North, Suite 460, Emeryville, CA 94608 (“4DMT”) (the original 4DMT party to the Agreement was 4D Molecular Therapeutics, LLC, a Delaware limited liability corporation that is now the entity defined as 4DMT in the foregoing), and uniQure biopharma B.V., a corporation organized and existing under the laws of The Netherlands and having a principal office located at Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands (“uniQure”). The Original Agreement shall govern the rights between the parties for the period from the Original CLA Effective Date to, but excluding, the Amended CLA Effective Date, subject to any releases or other retrospective rights or obligations expressly provided in this Agreement.

INTRODUCTION

1. 4DMT is a biopharmaceutical company focused on research, development, manufacturing and marketing of novel adeno-associated viral vectors for delivery of nucleic acids to target cells.

2. uniQure is a biopharmaceutical company focused on the research, development, manufacturing and marketing of gene therapy based biopharmaceutical products.

3. 4DMT and uniQure desire to conduct a research collaboration to identify improved AAV Capsid Variants (as defined below).

4. 4DMT and uniQure now desire to amend, modify and restate the Original Agreement in its entirety via this Agreement, and 4DMT and uniQure are entering into a new Collaboration and License Agreement to be effective of even date herewith (the “New CLA”), pursuant to which, 4DMT and uniQure will pursue a new collaboration in which 4D will take the lead for the identification of novel AAV Capsid Variants for development and commercialization as therapeutic products in the Field and pursuant to the terms and conditions thereunder, and, through the execution of this Agreement and the New CLA, the Parties have resolved the matters that were referred to and described in correspondence between the Parties dated February 28, 2019 with respect to the Original Agreement.

5. uniQure desires to receive from 4DMT exclusive rights under 4DMT’s intellectual property rights to research (subject to 4DMT’s retained rights to conduct research under the Research Program), Develop, manufacture and Commercialize Selected Capsid Variants, Royalty Bearing Compounds and Royalty Bearing Products in the Field (each as defined below) pursuant to this Agreement, subject to 4D’s non-exclusive rights with respect thereto as described next.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

6. 4DMT desires to receive from uniQure non-exclusive rights under uniQure’s intellectual property rights (including uniQure’s rights in intellectual property generated by 4D under this Agreement) to research, Develop, manufacture and Commercialize 4DMT Proposed Products as Royalty Bearing Compounds and Royalty Bearing Products in the Field (each as defined below) pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, 4DMT and uniQure agree as follows effective as of the Effective Date:

ARTICLE I

DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1 “4DMT AAV Capsid Variant”. 4DMT Capsid Variant means any AAV Capsid Variant that does not carry a Gene Therapy Construct contained in a Royalty Bearing Compound or Royalty Bearing Product.

1.2 “4DMT AAV Capsid Variant Library”. 4DMT AAV Capsid Variant Library means any AAV Capsid Variant Library constructed by or licensed to 4DMT, including all AAV Capsid Variant Libraries provided to 4DMT pursuant to the UCB Agreements.

1.3 “4DMT Intellectual Property”. 4DMT Intellectual Property means the 4DMT Know-How and the 4DMT Patent Rights.

1.4 “4DMT Know-How”. 4DMT Know-How means Know-How that is (a) Controlled by 4DMT or its Affiliates as of the Effective Date or during the Research Term, and (b) necessary or useful to conduct the Research Program or to research, Develop, make and have made, use or Commercialize the relevant Selected Capsid Variant, or a Royalty Bearing Compound or Royalty Bearing Product due to the presence of such Selected Capsid Variant therein. 4DMT Know-How includes Core 4DMT Know-How but does not include Joint Know-How.

1.5 “4DMT Patent Right”. 4DMT Patent Right means any Patent Right Controlled by 4DMT or its Affiliates as of the Effective Date or during the Term that Covers 4DMT Know-How. Schedule 1.5 lists the 4DMT Patent Rights existing as of the Effective Date. 4DMT Patent Rights include Core 4DMT Patent Rights but do not include Joint Patent Rights.

1.6 “AAV”. AAV means adeno-associated virus.

1.7 “AAV Capsid Variant”. AAV Capsid Variant means an AAV capsid that is modified as compared to the wild type sequence.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.8 “AAV Capsid Variant Library”. AAV Capsid Variant Library means a collection of variant AAV capsid open reading frames inserted into an AAV genome in a manner that renders such variants genome replication-competent with the appropriate helper virus functions and capable of being selected and evolved to optimize their ability to deliver nucleic acid sequences to human or animal cells.

1.9 “Accounting Standards”. Accounting Standards means, with respect to uniQure and its Affiliates, International Financial Reporting Standards (“IFRS”) or, to the extent applicable, generally accepted accounting principles as practiced in the United States (“GAAP”), and with respect to 4DMT and its Affiliates, GAAP, in each case as they exist from time to time, consistently applied.

1.10 “Affiliate”. Affiliate means, with respect to a Party, any entity that directly or indirectly controls, is controlled by, or is under common control with such Party. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise. For purposes of this definition, “control” shall be presumed to exist if one of the following conditions are met: (a) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

1.11 “Animal POC”. Animal POC means gene expression and/or gene function, in an animal model, of the transgene cassette that defines the relevant potential Product.

1.12 “Business Day”. Business Day means a day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York, USA or Amsterdam, The Netherlands are authorized by Law to remain closed.

1.13 “Calendar Quarter”. Calendar Quarter means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that the first Calendar Quarter hereunder shall commence on the Effective Date and the final Calendar Quarter hereunder shall end on the effective date of termination or expiration of this Agreement.

1.14 “Calendar Year”. Calendar Year means each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided, however, that the first Calendar Year hereunder shall commence on the Effective Date and the final Calendar Quarter hereunder shall end on the effective date of termination or expiration of this Agreement.

1.15 “Candidate Success Criteria”. Candidate Success Criteria means the criteria that an AAV Capsid Variant identified through a Research Selection Process (or any Research Compound containing such AAV Capsid Variant) must meet before it progresses to the next stage of the Research Program, as determined and approved by the JRSC, and as further described in Section 3.3(a).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.16 “CEO”. CEO means the Chief Executive Officer of a Party or, if there is no Chief Executive Officer of a Party, the Board Chairperson or senior-most executive officer or equivalent of such Party.

1.17 “Clinical Trial(s)”. Clinical Trial(s) means a Phase I Study, a Phase II clinical study, a Pivotal Study or a Phase III Study.

1.18 “Clinical POC”. Clinical POC means demonstration of safety and a Pre-agreed level of therapeutic efficacy, including a change in the levels of a Pre-agreed disease relevant biomarker in some cases as a substitute for therapeutic efficacy, in a Pre-agreed number of human patients.

1.19 “Commercially Reasonable Efforts”. Commercially Reasonable Efforts means, with respect to a Party, the efforts required in order to carry out a task in a diligent and sustained manner without undue interruption or delay, which level is at least commensurate with the level of effort that a similarly situated Third Party would devote to a product of similar market potential and having similar commercial and scientific advantages and disadvantages resulting from its own research efforts or to which it has rights, taking into account its safety and efficacy, regulatory status, the competitiveness of the marketplace, its proprietary position, pricing, reimbursement, launching strategy and other market-specific factors, and all other relevant factors.

1.20 “Commercialization” or “Commercialize”. Commercialization or Commercialize means any activity directed to obtaining pricing or reimbursement approvals, marketing, promoting, distributing, importing, exporting, offering to sell or selling a product, or to have any such activity performed. When used as a verb, “Commercialize” means to engage in Commercialization.

1.21 “Compound”. Compound means an AAV Capsid Variant carrying a Gene Therapy Construct.

1.22 “Confidential Information”. Confidential Information means any and all information and data, including all uniQure Know-How, 4DMT Know-How and Joint Know-How, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement or the Prior Confidentiality Agreement. All Core uniQure Know-How shall be considered the Confidential Information of uniQure, with respect to which: (a) uniQure shall be considered the disclosing Party, (b) 4DMT shall be considered the receiving Party, and (c) clauses (b) and (e) of Section 8.2 shall not apply. All Core 4DMT Know-How shall be considered the Confidential Information of 4DMT, with respect to which: (i) 4DMT shall be considered the disclosing Party, (ii) uniQure shall be considered the receiving Party, and (iii) clauses (b) and (e) of Section 8.2 shall not apply.

1.23 “Control”. Control means, with respect to any item of or right under Patent Rights or Know-How, the possession (whether by ownership or license, other than a license pursuant to this Agreement) of the ability of a Party or, as applicable, its Affiliate (subject to Section 12.7), to grant access to, or a license or sublicense of, such items or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.24 “Core 4DMT Intellectual Property”. Core 4DMT Intellectual Property means Core 4DMT Know-How and Core 4DMT Patent Rights.

1.25 “Core 4DMT Know-How”. Core 4DMT Know-How means [***].

1.26 “Core 4DMT Patent Right”. Core 4DMT Patent Right means any Patent Right that Covers the Core 4DMT Know-How.

1.27 “Core uniQure Intellectual Property”. Core uniQure Intellectual Property means Core uniQure Know-How and Core uniQure Patent Rights.

1.28 “Core uniQure Know-How”. Core uniQure Know-How means [***].

1.29 “Core uniQure Patent Right”. Core uniQure Patent Right means any Patent Right that Covers the Core uniQure Know-How.

1.30 “Cover”, “Covering” or “Covered”. Cover, Covering or Covered means, with respect to a product, technology, process or method that, in the absence of ownership of or a license granted under a Valid Claim, the manufacture, use, offer for sale, sale or importation of such product or the practice of such technology, process or method would infringe such Valid Claim (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue).

1.31 “Default”. Default means with respect to a Party that (a) any representation or warranty of such Party set forth herein shall have been untrue in any material respect when made or (b) such Party shall have failed to perform any material obligation set forth in this Agreement.

1.32 “Delivery Success Criteria”. Delivery Success Criteria means the following criteria that determines whether an AAV Capsid Variant demonstrates improved delivery or function of a Gene Therapy Construct: [***].

1.33 “Development” or “Develop”. Development or Develop means pre-clinical and clinical drug development activities, including: test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, development-stage manufacturing, quality assurance/quality control procedure development and performance with respect to clinical materials, statistical analysis and report writing and clinical studies, regulatory affairs, and all other pre-Regulatory Approval activities. When used as a verb, “Develop” means to engage in Development.

1.34 “EMA”. EMA means the European Medicines Agency, or any successor agency.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.35 “European Union” or “EU”. European Union or EU means the countries that are members of the European Union, as redefined from time to time.

1.36 “FDA” or “Food and Drug Administration”. FDA or Food and Drug Administration means the United States Food and Drug Administration, or any successor agency.

1.37 “Field”. Field means the delivery of Gene Therapy Constructs to cells in (a) the central nervous system (“CNS”) or (b) the liver, in each case where such delivery is for the purpose of effecting expression of the applicable RNA or amino acid sequence in the targeted cells and is potentially useful for the diagnosis, treatment, palliation or prevention of a disease or medical condition in humans or animals, irrespective of the administration site or mode of administration (e.g., intravenous, direct injection, subcutaneous or intrathecal) of the Compound used to effect delivery. For clarity, intravenous administration of any Compound targeted to cells in other organs (i.e., not specifically targeted to liver or CNS tissues), including for treatment of neoplastic and eye disorders, is excluded from the Field.

1.38 “First Commercial Sale”. First Commercial Sale means, with respect to any Royalty Bearing Product and a country, the first sale for end use or consumption of such Royalty Bearing Product in such country after all required approvals, including Regulatory Approval, have been granted by the Regulatory Authority of such country. For clarity, sales for test marketing, sampling and promotional uses, clinical trials purposes or compassionate use shall not constitute a First Commercial Sale.

1.39 “FTE”. FTE means [***] ([***]) hours of work devoted to or in support directly of the Research Program that is carried out by one or more qualified scientific or technical employees of 4DMT or its Affiliates, measured in accordance with 4DMT’s normal time allocation practices from time to time. Overtime, and work on weekends, holidays and the like, shall not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. The portion of an FTE billable for one (1) individual during a Calendar Quarter shall be determined by dividing the number of hours worked directly by said individual on the Research Program during such Calendar Quarter by [***] ([***]) hours.

1.40 “FTE Costs”. FTE Costs means, for any Calendar Quarter, the number of FTEs multiplied by the FTE Rate.

1.41 “FTE Rate”. FTE Rate means the amount for each FTE as set forth in Schedule 1.41.

1.42 “Fully Burdened Manufacturing Cost”. Fully Burdened Manufacturing Cost means, as applicable to a Royalty Bearing Product, the cost of manufacturing such Royalty Bearing Product, which is equal to the sum of (a) for such Royalty Bearing Product (or components thereof), the costs of all direct material, direct labor and allocable manufacturing overhead consumed, provided, or procured by a Party, in each case for the manufacture of such Royalty Bearing Product, and (b) for such Royalty Bearing Product (or components thereof) made by a Third Party, the out-of-pocket costs paid to such Third Party by a Party; in each case (a) and (b) to the extent such costs are incurred by a Party or its Affiliates and to the extent such costs are reasonably allocable to the manufacture of such Royalty Bearing Product. For clarity, Fully Burdened Manufacturing Cost excludes costs of excess capacity. Fully Burdened Manufacturing Cost shall be calculated in a manner consistent with Accounting Standards.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.43 “Gene Therapy Construct”. Gene Therapy Construct means any nucleic acid sequence that encodes an RNA or an amino acid sequence that is intended to be delivered to a targeted tissue to treat, prevent or ameliorate a disease or condition.

1.44 “GLP Tox Compound”. GLP Tox Compound means a Research Compound that uniQure, in its sole discretion, elects to progress to GLP Tox Studies to be conducted by or on behalf of uniQure in accordance with Section 3.3(a).

1.45 “GLP Tox Study”. GLP Tox Study means a formal toxicology study of a Research Compound conducted under Good Laboratory Practices that is required to obtain approval from a regulatory authority, whether the FDA or otherwise, to begin conducting Clinical Trials.

1.46 “Good Laboratory Practices”. Good Laboratory Practices means the then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in 21 C.F.R. Part 58 (or such other comparable regulatory standards in jurisdictions outside the U.S. to the extent applicable to the relevant study, as they may be updated from time to time).

1.47 “Governmental Authority”. Governmental Authority means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body.

1.48 “Grant Letter”. Grant Letter means each of the Option Agreements, dated as of even date herewith, by and between uniQure’s Affiliate, uniQure B.V., and (a) in the first case, Dr. David Schaffer and (b) in the second case, Dr. David Kirn.

1.49 “IGT”. IGT means Integrative Gene Therapeutics, Inc., a California corporation, which jointly owns with UC certain of the UC Patent Rights.

1.50 “Indication”. Indication means any disease, condition or syndrome.

1.51 “Initial Research Term”. Initial Research Term means the period commencing on the Effective Date and ending on [***].

1.52 “Initiation”. Initiation means, with respect to a Clinical Trial, the first dosing of a participant in such Clinical Trial.

1.53 “Invention”. Invention means any new and useful process, article of manufacture, compound, composition of matter, formulation or apparatus, or any improvement thereof, discovery or finding, which is patentable.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.54 “Invoice”. Invoice means an original invoice sent by 4DMT to uniQure with respect to any payment due hereunder substantially in the form attached hereto as Schedule 1.54.

1.55 “Know-How”. Know-How means (a) any scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, that is not in the public domain, including databases, practices, methods, techniques, specifications, formulations, formulae, protein sequences, nucleic acid sequences, AAV Capsid Variants, AAV Capsid Variant Libraries, Gene Therapy Constructs, Compounds, knowledge, know-how, trade secrets, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data, and (b) any biological, chemical, or physical material or composition of matter that is not in the public domain or otherwise generally available to the public.

1.56 “Law”. Law means all laws, statutes, rules, codes, regulations, orders, judgments or ordinances applicable to a Party, this Agreement or the activities contemplated hereunder.

1.57 “Lead Optimization”. Lead Optimization means the discovery phase dedicated to the evaluation of new AAV Capsid Variants derived from an AAV Capsid Variant Library following a Research Selection Process to identify one or more Research Compounds that meet Delivery Success Criteria.

1.58 “Licensed IP”. Licensed IP means the 4DMT Intellectual Property, Core uniQure Intellectual Property, and Joint Intellectual Property.

1.59 “Materials”. Materials means any tangible chemical or biological research materials that are provided or otherwise made available by one Party to the other Party under the terms of Section 3.4 for use in performance of the Research Program; provided, however, that Materials will not include any AAV Capsid Variants or AAV Capsid Variant Libraries.

1.60 “NDA”. NDA means a New Drug Application or Biologics License Application filed with the FDA or any other application required for the purpose of marketing or selling or commercially using a therapeutic or prophylactic product to be filed with a Regulatory Authority in a non-U.S. country or group of countries, including a Product License Application or Marketing Authorization Application (“MAA”) in the European Union or Japan.

1.61 “Net Sales”. Net Sales means, with respect to a Royalty Bearing Product, the gross amount of sales of such Royalty Bearing Product invoiced by uniQure or its Affiliates to Third Parties, less the following to the extent related to such Royalty Bearing Product and incurred by such uniQure or its Affiliates and invoiced to the Third Party:

(a) sales returns and allowances actually paid, granted or accrued, including trade, quantity and cash discounts and any other adjustments, including those granted on account of price adjustments or billing errors;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b) rejected goods, damaged or defective goods, recalls, returns;

(c) rebates, chargeback rebates, compulsory rebates, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups or health care insurance carriers;

(d) non-collectable receivables;

(e) customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes); or

(f) charges for packing, freight, shipping and insurance.

Each of the foregoing deductions shall be determined as incurred in the ordinary course of business in type and amount consistent with good industry practice and in accordance with Accounting Standards on a basis consistent with uniQure’s audited consolidated financial statements. For clarity, sales by uniQure or its Affiliates of a Royalty Bearing Product to a Third Party Distributor of such Royalty Bearing Product in a given country shall be considered a sale to a Third Party customer. All such discounts, allowances, credits, rebates, and other deductions shall be fairly and equitably allocated to the Royalty Bearing Products and other products of uniQure and its Affiliates such that the Royalty Bearing Product does not bear a disproportionate portion of such deductions.

In the event any Royalty Bearing Product is sold for consideration other than cash, Net Sales for such sale shall be the average price of such Royalty Bearing Product sold for cash during the relevant period in the relevant country.

In the event that any discount, reduction, payment or rebate is offered for a Royalty Bearing Product where such Royalty Bearing Product is sold to a Third Party customer as part of a grouped set of products, the applicable discount, reduction, payment or rebate for such Royalty Bearing Product in such arrangement shall be based on the weighted average discount, reduction, payment or rebate of such grouped set of products.

Any Royalty Bearing Products used for promotional or advertising purposes (in reasonable and customary amounts) or used for Clinical Trials or other research purposes shall not be included in Net Sales. Donations for charity reasons or compassionate use shall also not be included in Net Sales.

1.62 “Net Sales by 4D” has the same meaning as given in the definition of “Net Sales,” but substituting “4DMT” for “uniQure” in each instance where “uniQure” appears in such definition.

1.63 “Party” and “Parties”. Party means uniQure or 4DMT individually, and Parties means uniQure and 4DMT collectively.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.64 “Patent Rights”. Patent Rights means patents, patent applications or provisional patent applications, utility models and utility model applications, petty patents, innovation patents, patents of addition, divisionals, continuations, continuation-in-part applications, continued prosecution applications, requests for continued examinations, reissues, renewals, reexaminations and extensions and supplementary protection certificates granted in relation thereto, in any country of the world. For clarity, Patent Rights shall include any Patent Right that claims priority to or common priority with such Patent Rights.

1.65 “Phase I Study”. A Phase I Study is a human clinical trial conducted in any country that meets the requirements of 21 CFR §312.21(a). By way of example and not limitation, a Phase I Study is usually performed as a single or multiple dose clinical study in healthy volunteers or patients to assess specific administration, distribution, metabolism, excretion (ADME), safety and tolerability, bioavailability/bioequivalence or exploratory efficacy (in the sense of demonstrating “proof-of-principle”) of an investigational drug, and the emphasis in Phase I is usually on safety and tolerability and it is typically used to plan patient dosing in Phase II clinical studies. For clarity, a Phase I Study may also represent the initial phase of a combined Phase Ib/II clinical study.

1.66 “Phase III Study”. A Phase III Study is a human clinical trial conducted in any country that meets the requirements of 21 CFR §312.21(c). By way of example and not limitation, a Phase III Study is a large scale clinical study (usually several hundreds of patients) performed after preliminary evidence suggesting effectiveness of the drug has been obtained in Phase II clinical studies, and it is intended to gather the pivotal information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and, along with earlier Clinical Trials, to provide an adequate basis for Regulatory Approval. For clarity, a Phase III Study may also represent the second part of a combined Phase II/III clinical study.

1.67 “Pivotal Study”. A Pivotal Study is a human clinical trial conducted in any country, the principal purpose of which is to establish safety and efficacy of a Royalty Bearing Product in patients with the applicable Indication and to gather the pivotal information about such safety and effectiveness that is needed to evaluate the overall benefit-risk relationship of the drug and, along with earlier Clinical Trials, to provide an adequate basis for Regulatory Approval. A Pivotal Study includes any human clinical trial intended as a pivotal study of such Royalty Bearing Product regarding such Indication, such as a phase II/III or phase IIb clinical trial, whether or not such study is a traditional Phase III Study.

1.68 “Pre-agreed”. Pre-agreed means on terms that are determined by the JRSC in accordance with Section 2.5.

1.69 “Prior Confidentiality Agreement”. Prior Confidentiality Agreement means the Two Way Confidentiality Disclosure Agreement between uniQure and 4DMT, dated August 26, 2013.

1.70 “Product”. Product means any preparation in final form, either for sale by prescription, over-the-counter or any other method, or for administration to human patients in Clinical Trials, for any and all uses, and in any and all formulations and combinations, which preparation contains a Compound.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.71 “Project Team”. Project Team means the 4DMT and uniQure personnel involved in the Research Program, including the Project Leaders.

1.72 “Prosecution and Maintenance”. Prosecution and Maintenance means, with respect to a Patent Right, the preparation, filing, prosecution and maintenance of such Patent Right, as well as reexaminations, reissues and the like with respect to such Patent Right, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent Right; and “Prosecute and Maintain” shall have the correlative meaning.

1.73 “Regulatory Approval”. Regulatory Approval means the technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of NDAs and labeling approvals) of any Regulatory Authority necessary for the distribution, marketing, promotion, offer for sale, use, import, export or sale of a Royalty Bearing Product in a regulatory jurisdiction.

1.74 “Regulatory Authority”. Regulatory Authority means any applicable Governmental Authority involved in granting approvals for the manufacturing, marketing, reimbursement or pricing of a Royalty Bearing Product in the Territory or any portion thereof, including the FDA and EMA (as applicable), and any successor Governmental Authority having substantially the same function.

1.75 “Research Compound”. Research Compound means a Compound containing a Designated Capsid Variant that is the subject of activities under the Research Program.

1.76 “Research Plan”. Research Plan means the research plan developed by the Parties that sets forth the activities to be undertaken during the Research Term with respect to the Research Program and the budget for such activities. The initial outline of the Research Plan is attached as Schedule 1.76.

1.77 “Research Program”. Research Program means a program of collaborative research to be undertaken by the Parties pursuant to the Research Plan to identify optimized AAV Capsid Variants for use in the Field that demonstrate improved expression of the delivered Gene Therapy Construct in the targeted tissue as compared to currently available AAV Capsid Variants.

1.78 “Research Selection Process”. Research Selection Process means the iterative evolution or isolation of lead AAV Capsid Variants from one or more 4DMT AAV Capsid Variant Libraries in cells (cultured or primary) in vitro or in animals in vivo intended to result in the identification of AAV Capsid Variants demonstrating Pre-agreed properties suitable to proceed into Lead Optimization using a Pre-agreed evaluation methodology and that are targeted to a specified target tissue. A given Research Selection Process is different from another Research Selection Process if such Research Selection Process was conducted to identify AAV Capsid Variants that specifically target a different tissue or are delivered by means of a different mode of administration (e.g., such process was conducted to identify AAV Capsid Variants useful for intravenous, direct injection, subcutaneous or intrathecal delivery means).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.79 “Research Term”. Research Term means the Initial Research Term and, if applicable, the Extended Research Term.

1.80 “Research Year”. Research Year means a twelve (12) month period beginning on the Effective Date or on any anniversary thereof.

1.81 “Royalty Bearing Compound”. Royalty Bearing Compound means a Compound containing a Selected Capsid Variant.

1.82 “Royalty Bearing Product”. Royalty Bearing Product means a Product containing a Royalty Bearing Compound.

1.83 “Royalty Term”. Royalty Term means, with respect to a Royalty Bearing Product, on a Royalty Bearing Product-by-Royalty Bearing Product and a country-by-country basis, the period beginning on the First Commercial Sale of such Royalty Bearing Product in such country by uniQure or any of its Affiliates or Sublicensees, and ending on latest of: (a) the expiration of the last Valid Claim within the Licensed IP Covering such Royalty Bearing Product in such country, (b) the expiration of any applicable exclusivity, including orphan drug status or data exclusivity, and any extension thereto, granted by a Regulatory Authority in such country with respect to such Royalty Bearing Product, or (c) the tenth (10th) anniversary of the date of the First Commercial Sale by uniQure or any of its Affiliates or Sublicensees of such Royalty Bearing Product in such country.

1.84 “Selected Capsid Variant”. Selected Capsid Variant means (a) an AAV Capsid Variant selected by uniQure in accordance with Section 3.4 (as provided in Schedule 1.83), (b) an AAV Capsid Variant resulting from a modification by uniQure or by 4DMT (or by any Third Party licensed pursuant to this Agreement) to an AAV Capsid Variant described in subsection (a), or (c) an AAV Capsid Variant resulting from a modification by uniQure or by 4DMT (or by any Third Party licensed pursuant to this Agreement) to any AAV capsid to contain a sequence conferring the properties that were the subject of the Research Selection Process for an AAV Capsid Variant described in subsection (a); provided that the resulting Know-How with respect to the modified AAV Capsid Variants shall be Core uniQure Know-How. Notwithstanding anything express or implied in this Agreement: (i) uniQure and those deriving rights from uniQure shall have no right under this Agreement (but shall have the right under the New CLA) to modify a Selected Capsid Variant of clause (a) or (b) with or to include any motif, mutation, or substitution identified under the New CLA, (ii) any such modified AAV Capsid Variant — other than an AAV Capsid Variant of clause (a) (i.e., any of the precise AAV Capsid Variants set forth in Schedule 1.83 with no further modifications) — that includes any such motif, mutation, or substitution shall be deemed not to be a Selected Capsid Variant under this Agreement but rather to be a New Capsid Variant under the New CLA, (iii) the activities to so modify a Selected Capsid Variant shall be deemed to have occurred under the New CLA, and (iv) the Know-How and Patent Rights related to such modifications and resulting New Capsid Variants shall be deemed to arise under the New CLA and be owned by 4DMT as New Variant Patents and the Know-How that is the subject matter of New Variant Patents. For clarity, except as stated in the preceding sentence, all AAV Capsid Variants described in clauses (b) and (c) are Selected Capsid Variants for purposes of this Agreement, are subject to being potentially included in Proposed Products under Section 4.4, and are subject to Vector Characterization Data sharing under Section 4.3.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.85 “Selection Process”. Selection Process means the iterative evolution or isolation of lead AAV Capsid Variants from one or more AAV Capsid Variant Libraries in cells (cultured or primary) in vitro or in animals in vivo intended to result in the identification of AAV Capsid Variants demonstrating properties suitable to a specified target tissue. For clarity, a Selection Process can be one that is performed by 4DMT or its Affiliate either for itself or for, with or by any Third Party under rights granted by 4DMT to such Third Party, and need not be one that is conducted under the Research Program of this Agreement or designed for the same type of tissue in order to qualify under this definition.

1.86 “Sublicensee”. Sublicensee means, with respect to uniQure, a Third Party to whom uniQure (or its Affiliate or another of its Sublicensees) has granted a license or sublicense under the Licensed IP to Develop, make and have made, use or Commercialize a Royalty Bearing Product; provided, however, that a Sublicensee shall not include any Third Party Distributor.

1.87 “Territory”. Territory means all countries and territories in the world.

1.88 “Third Party”. Third Party means an entity other than uniQure, 4DMT and their respective Affiliates.

1.89 “Third Party Distributor”. Third Party Distributor means any Third Party that provides (but does not Develop) Royalty Bearing Products directly to customers under agreement with uniQure, its Affiliates or Sublicensees.

1.90 “UC AAV Capsid Variant”. UC AAV Capsid Variant means any AAV Capsid Variant provided to 4DMT pursuant to the UCB Agreements.

1.91 “UC Patent Right”. UC Patent Right means any Patent Right licensed to 4DMT pursuant to the UCB Agreements.

1.92 “UC Product”. UC Product means a Royalty Bearing Product that is Covered by a UC Patent Right.

1.93 “UCB Agreements”. UCB Agreements means (a) the Exclusive License and Bailment Agreement between 4DMT and the Regents of the University of California (“UC”), Agreement Control No. 2014-03-0089, dated December 19, 2013; (b) the Exclusive License and Bailment Agreement between 4DMT and UC, Agreement Control No. 2014-03-0090, dated December 19, 2013; and (c) the Agreement for Use of Certain Biological Materials between 4DMT and UC, Agreement Control No. 2014-30-0088, dated December 19, 2013, in each case in the form provided to uniQure by 4DMT as of the Effective Date.

1.94 “uniQure Intellectual Property”. uniQure Intellectual Property means uniQure Know-How and uniQure Patent Rights.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.95 “uniQure Know-How”. uniQure Know-How means Know-How that is (a) Controlled by uniQure or its Affiliates as of the Effective Date or during the Research Term, and (b) necessary or useful to conduct the Research Program or to research, Develop, make and have made, use or Commercialize the relevant Selected Capsid Variant, or a Royalty Bearing Compound or Royalty Bearing Product due to the presence of such Selected Capsid Variant therein. uniQure Know-How includes Core uniQure Know-How but does not include Joint Know-How.

1.96 “uniQure Patent Right”. uniQure Patent Right means any Patent Right Controlled by uniQure or its Affiliates as of the Effective Date or during the Term that Covers uniQure Know-How. uniQure Patent Rights include Core uniQure Patent Rights but do not include Joint Patent Rights.

1.97 “Valid Claim”. Valid Claim means (a) a claim of an issued patent that has not expired or been abandoned, or been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period), or (b) a claim within a patent application which application has not been pending for more than [***] ([***]) years from the date of its priority filing date and which claim has not been irretrievably revoked, irretrievably cancelled, irretrievably withdrawn, held invalid or abandoned by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period), or finally determined to be unallowable in a decision from which an appeal cannot or can no longer be taken; provided, however, that with respect to [***].

1.98 “Vector Characterization Data” means any and all data, results and other Know-How that is generated either by or on behalf of a Party or its Affiliate, whether alone or together with, by or for any of its Third Party licensees, contractors or collaborators either under this Agreement or outside of this Agreement, with respect to any Selected Capsid Variant, in regards to any of the following with respect to such Selected Capsid Variant: [***]

1.99 Additional Definitions. Each of the following definitions is set forth in the section of this Agreement indicated below:

Definition:	Section:
4DMT	Preamble
4DMT Indemnitees	9.5
Acquiring/Acquired Party	5.6(c)
Additional Cure Period	10.2(a)
Agreement	Preamble
Audited Party	6.7
Auditing Party	6.7
Bankruptcy Code	5.5
CNS	1.37
CREATE Act	7.10

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Definition:	Section:
Damages	9.5
Defaulting Party	10.2(a)
Designated Capsid Variant	3.4(a)
Dispute	11.1
Effective Date	Preamble
Equipment Payment	6.2(c)
Excluded Claim	11.2
Executives	2.5(b)
Extended Research Term	3.1(c)
Failure to Amend	4.4(d)
Fair Market Value	6.5(b)(iii)
GAAP	1.9
GLP Tox Candidate Review Period	3.3(a)
IFRS	1.9
Initiating Party	7.6(d)
Joint Counsel	7.5
Joint Intellectual Property	7.2(a)
Joint Know-How	7.2(a)
Joint Patent Rights	7.2(a)
JRSC	2.2(a)
M&A Event	12.7
MAA	1.60
Non-Defaulting Party	10.2(a)
Orange Book	7.9(a)
Paragraph IV Certification	7.9(b)
Paragraph IV Proceeding	7.9(b)(ii)
Project Leader	2.1
Records	3.7(a)(i)
SEC Filing	8.5(c)
Sublicense Consideration	6.5(b)
Sublicense Income Sharing Percentages	6.5(a)
Term	10.1
Third Party Claim	9.5
Third Party Competitive Product	4.4(a)
Third Party Proposal	4.4(a)
Third Party Proposed Products	4.4(a)
Third Party Proposer	4.4(a)
Trade Secret Election	7.3(b)
USPTO	7.10
UC	1.89
uniQure	Preamble
uniQure Indemnitees	9.6

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

ARTICLE II

GOVERNANCE

2.1 Project Leaders. Within [***] ([***]) Business Days after the Effective Date, each Party will appoint (and provide written notice to the other Party of the identity of) a senior representative having a general understanding of pharmaceutical discovery and development issues to act as its project leader under this Agreement (each, a “Project Leader”). The Project Leaders will serve as the contact point between the Parties with respect to the Research Program, and will be primarily responsible for: (a) facilitating the flow of information and otherwise promoting communication, coordination of the day-to-day work and collaboration between the Parties; (b) providing single point communication for seeking consensus internally within the respective Party’s organization; and (c) raising cross-Party or cross-functional disputes in a timely manner. The Project Leaders shall conduct regular telephone conferences as deemed necessary or appropriate, to exchange informal information regarding the progress of the Research Program. Each Party may change its designated Project Leaders from time to time upon prior written notice to the other Party. Each Project Leader may designate a substitute to temporarily perform the functions of that Project Leader by prior written notice to the other Party.

2.2 Joint Research Steering Committee.

(a) Composition. Promptly after the Effective Date, the Parties shall establish a joint research steering committee (the “JRSC”). The JRSC shall be comprised of at least [***] ([***]) named representatives of uniQure and at least [***] ([***]) named representatives of 4DMT, one of whom shall be [***] (unless due to his death, illness or disability), or such other numbers as the Parties may agree in writing. As soon as practicable after the Effective Date (but in no event more than [***] ([***]) Business Days after the Effective Date), each Party shall designate by written notice to the other Party its initial representatives on the JRSC. Each Party may replace one or more of its non-mandatory representatives, in its sole discretion, effective upon written notice to the other Party of such change. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Research Program. The JRSC shall be disbanded upon expiration of the Research Term.

(b) Function and Powers of the JRSC. During the Research Term, the JRSC’s responsibilities shall include: (i) approving the initial Research Plan and any amendment thereto, including allocation of tasks and resources; (ii) developing and approving the Candidate Success Criteria; (iii) developing and approving parameters for Animal POC; (iv) developing and approving parameters for Clinical POC; (v) determining the frequency of meetings of the Project Team, or subgroups of the Project Team, and the members of the Project Team to attend such meetings, which meetings are expected to occur at least [***], with such meetings expected to occur in person at least [***]; (vi) reviewing, approving procedures, and making recommendations regarding Lead Optimization; (vii) determining whether a Research Compound achieves the relevant Delivery Success Criteria; (viii) proposing Research Compounds that have achieved the Delivery Success Criteria for uniQure’s acceptance as GLP Tox Compounds; (ix) providing a forum for discussion of the Research Plan, the status of the Research Program, and relevant data; (x) serving as a forum for informal resolution of disagreements that may arise in the relation to the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Parties’ activities under the Research Program, including any disagreement within any subcommittee; (xi) determining and approving the overall strategy for publications and presentations pursuant to Section 8.4; and (xii) considering and acting upon such other matters as may be specified in this Agreement. Any decision made by the JRSC under this Section 2.2(b) shall be deemed a decision of the JRSC, as applicable, for purposes of this Agreement.

2.3 Subcommittees. The JRSC may establish and disband such subcommittees as deemed necessary by the JRSC. Each such subcommittee shall consist of the same number of representatives designated by each Party, which number shall be mutually agreed by the Parties. Each Party shall be free to change its representatives on written notice to the other Party or to send a substitute representative to any subcommittee meeting. Each Party’s representatives and any substitute for a representative shall be bound by a written agreement with confidentiality obligations substantially the same as those set forth in ARTICLE VIII. The rules for the conduct of each subcommittee, and the scope of its responsibilities, shall be determined by the JRSC, provided that no subcommittee shall have the authority to bind the Parties hereunder, and each subcommittee shall report to the JRSC.

2.4 Meetings. The JRSC shall each hold at least [***] per Calendar Quarter. Upon necessity, either Party shall be entitled to request additional meetings of the JRSC. Meetings of the JRSC shall be effective only if at least [***] ([***]) representatives of each Party are present or participating. The location of meetings shall be as agreed by the Parties, and may be held in person, alternating locations between the Parties, or by telephone conference call or by videoconference; provided, however, that at least [***] ([***]) meetings of the JRSC each Calendar Year are held in person. 4DMT’s costs and expenses incurred in connection with preparing for and participating in all such meetings shall be paid for by uniQure in accordance with the budget for the Research Plan. Either Party may, from time to time, invite additional representatives or consultants to attend JRSC meetings; provided that at least [***] ([***]) Business Days’ prior written notice is given of a Party’s intention to invite such other representatives or consultants and providing full details about the name, employer and professional background of such other representatives or consultants. Each representative and consultant participating in or attending a JRSC meeting shall be bound by a written agreement with confidentiality obligations substantially the same as those set forth in ARTICLE VIII. The JRSC shall be co-chaired by a representative from each Party. The chairpersons shall set the agendas for the JRSC meeting in advance. Within [***] ([***]) Business Days prior to each scheduled meeting, each Party shall, in accordance with Section 3.7(b), provide a report to the JRSC detailing its progress with respect to the Research Program. The Parties will rotate the responsibility for recording, preparing and issuing minutes for each JRSC meeting, to be circulated within [***] ([***]) Business Days after each meeting.

2.5 Decision-making.

(a) Initial Dispute Resolution Procedures. Subject to the provisions of this Section 2.5, actions to be taken by the JRSC shall be taken only following a unanimous vote, with each Party, through its representatives, having one (1) vote. If any subcommittee fails to reach unanimous agreement (with each Party, through its representatives, having one (1) vote) for a period in excess of [***] ([***]) Business Days, the matter shall be referred to the JRSC.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b) Referral of Unresolved Matters to Executives. If, in accordance with Section 2.5(a), the JRSC does not resolve any matter considered by it within [***] ([***]) Business Days after the matter is first considered by it, the matter may be referred by either Party to the CEO of 4DMT and CEO of uniQure (the “Executives”) to be resolved by negotiation in good faith as soon as practicable, but in no event later than [***] ([***]) Business Days after referral. Such resolution, if any, of a referred issue by the Executives shall be final and binding on the Parties. Any decision made by the Executives under this Section 2.5(b) shall be deemed a decision of the JRSC for purposes of this Agreement.

(c) Final Decision-Making. If a dispute referred to the Executives pursuant to Section 2.5(b) has not been resolved in accordance with Section 2.5(b), then, subject to Section 2.5(d), uniQure shall have the final decision-making authority. Any decision made by uniQure pursuant to this Section 2.5(c) shall be deemed a decision of the JRSC for purposes of this Agreement.

(d) Exceptions. Notwithstanding Section 2.5(c), uniQure shall not have the right to exercise such decision-making authority (i) in a manner that excuses uniQure from any of its obligations specifically enumerated under this Agreement; (ii) in a manner that negates any consent rights or other rights specifically allocated to 4DMT under this Agreement; (iii) [intentionally omitted]; (iv) in a manner that would require 4DMT to perform activities (A) for which uniQure will not reimburse 4DMT’s costs (except as expressly set forth in this Agreement), (B) that 4DMT has not agreed to perform as set forth in this Agreement or the Research Plan, or as otherwise agreed in writing by 4DMT, or (C) that require 4DMT to use any Know-How or other technology not contemplated in the Research Plan and that is not developed internally by 4DMT and with respect to the use of which 4DMT would owe a royalty or other payment; (v) in a manner that would change the total number of 4DMT FTEs or the allocation among the various technical disciplines as set forth in the Research Plan; (vi) in a manner that would reduce payments committed to 4DMT pursuant to this Agreement or take away 4DMT’s right to perform activities that 4DMT has previously agreed to perform as set forth in the Research Plan; (vii) in a manner that would require 4DMT to perform any act that it reasonably believes to be inconsistent with any Law or any approval, order, policy, guidelines of a Regulatory Authority or ethical requirements or ethical guidelines; (viii) to determine that uniQure has fulfilled any obligation under this Agreement or that 4DMT has breached any obligation under this Agreement; or (ix) to amend the relevant Delivery Success Criteria. In the event that any matter set forth in the preceding clauses (i)-(ix) is unresolved through the JRSC and subsequently such dispute cannot be resolved by the Executives in accordance with Section 2.5(b), then either (A) for all such matters set forth in the preceding clauses (iv)-(vi), there shall be no change in the Research Plan or associated budget unless the Parties otherwise mutually agree in writing, (B) for all such matters set forth in the preceding clauses (i), (ii), (vii) and (viii), either Party may require the specific issue to be referred to binding arbitration pursuant to Section 11.2, or (C) for all such matters set forth in the preceding clauses (iii) and (ix), either Party may require the specific issue to be submitted to a panel of external scientific experts to review the dispute pursuant to the remainder of this Section 2.5(d). Each Party shall select, upon either Party’s request, one (1) external scientific expert within [***] ([***]) Business Days after such request, and the two (2) so selected shall choose a third (3rd) external scientific expert within an additional [***] ([***]) Business Days to resolve the dispute, and all three (3) shall serve as neutrals. Each expert must be free of any conflict of interest with

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

respect to either or both Parties and their Affiliates and shall have expertise in the matters concerning the unresolved dispute. The decision of the external scientific expert panel shall be issued within [***] ([***]) Business Days after nomination of the third external expert and shall be final and binding on the Parties. The Parties agree to share equally the cost of the proceedings, including fees of the panel members; provided, that each Party shall bear its own attorneys’ fees and associated costs and expenses.

2.6 Limitations on JRSC Authority. The JRSC and any subcommittee shall have only the powers assigned expressly to it in this ARTICLE II and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement. In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JRSC or any subcommittee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.

ARTICLE III

RESEARCH PROGRAM

3.1 General.

(a) Objectives. The objectives of the Research Program are to (i) identify and characterize AAV Capsid Variants and Research Compounds, (ii) optimize such AAV Capsid Variants and Research Compounds and (iii) conduct other research activities with respect to Research Compounds containing Gene Therapy Constructs of interest in place of marker or other proof-of-principle genes with which screening and AAV Capsid Variant optimization may have been performed, in each case to identify Research Compounds that meet the Delivery Success Criteria, with the objective of having such Research Compounds accepted by uniQure for Animal POC and subsequently as GLP Tox Compounds, consistent with the Candidate Success Criteria.

(b) Research Plan. The Parties shall agree to the Research Plan and shall conduct the Research Program in accordance with the Research Plan. The JRSC shall endeavor to approve the initial Research Plan (including its associated budget) within [***] ([***]) days after the Effective Date, which initial Research Plan shall set forth the tasks to be undertaken by the Parties (including relevant technology to be used and Materials to be provided) under the Research Program.

(c) Extended Research Term. In the event that uniQure reasonably believes that the Parties will not complete the activities under the Research Plan during the Initial Research Term, then uniQure, at its sole discretion, may extend the Research Term to complete the goals of such Research Plan as then in effect for an additional [***] ([***]) month period from the expiration of the Initial Research Term (the “Extended Research Term”). uniQure may so extend the Research Term by giving written notice to 4DMT at least [***] ([***]) months prior to the expiration of the Initial Research Term. The Parties shall mutually agree upon the number of FTEs at 4DMT needed to perform the research during the Extended Research Term, as well as out-of-pocket costs, and uniQure shall provide funding for such FTEs and out-of-pocket costs in

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

accordance with Section 6.2(a) and, if the Parties are unable to agree on such matters prior to the expiration of the Initial Research Term, then the Research Term shall expire at the end of the Initial Research Term. The Parties may further extend the Extended Research Term by mutual written agreement.

3.2 Conduct of the Research Program.

(a) 4DMT and uniQure shall each use Commercially Reasonable Efforts to conduct the Research Program in accordance with the Research Plan. In addition, uniQure shall use Commercially Reasonable Efforts to assess reasonably promptly whether each Designated Capsid Variant provided to uniQure in connection with assessing the Delivery Success Criteria can be manufactured in insect cells.

(b) Either Party shall have the right to utilize the services of any Third Party to perform its obligations under the Research Plan to the extent that such Third Party is specifically approved in the Research Plan or otherwise approved by the JRSC, provided that any permitted Third Party must have entered into a written agreement with such Party that includes terms and conditions (i) protecting and limiting use and disclosure of Confidential Information at least to the same extent as under ARTICLE VIII, and (ii) requiring the Third Party and its personnel to assign to such Party all right, title and interest in and to any intellectual property (and intellectual property rights) created or conceived in connection with performance of subcontracted activities. Each Party shall remain at all times fully liable for its responsibilities under this Agreement.

(c) 4DMT and uniQure shall conduct the Research Program in accordance with all applicable Laws, including, if and as applicable, Good Laboratory Practices. Each Party hereby certifies that it will not employ or otherwise use in any capacity in performing any activity hereunder the services of any person or entity known to it to be debarred under 21 USC §335a.

(d) If the JRSC determines that it is desirable to transfer the AAV Capsid Variant Libraries into baculovirus, then prior to such transfer, the Parties will negotiate in good faith an amendment to this Agreement specifying the allocation of ownership of Materials, Know-How, and Patent Rights. Except as otherwise agreed by the Parties in writing, in no event shall 4DMT transfer the 4DMT AAV Capsid Variant Libraries to uniQure, and in no event shall uniQure transfer its baculovirus insect cell manufacturing Know-How to 4DMT.

3.3 Candidate Success Criteria.

(a) Within [***] ([***]) days following the date on which the Research Plan is approved by the JRSC, the JRSC shall determine and approve the minimum Candidate Success Criteria applicable to each class or series of Research Compounds. For clarity, the Candidate Success Criteria shall include [***]. The objectives of the Research Program will always be to identify the best possible AAV Capsid Variants for delivery of Gene Therapy Constructs to target cells, rather than to identify AAV Capsid Variants that merely meet the minimum Candidate Success Criteria specified in the Research Plan. Subsequently in the Research Program (i.e., when AAV Capsid Variants have been accepted by uniQure as being ready for Animal POC testing or in parallel with the identification with lead AAV Capsid Variants for Lead

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Optimization), the JRSC will (i) agree on disease models for testing Gene Therapy Constructs of interest for efficacy against particular target diseases, (ii) agree on procedures for testing in these animal disease models and the Candidate Success Criteria in these models intending to result in data sufficient for submission to regulatory authorities, and (iii) recommend that Research Compounds meeting these criteria should proceed to GLP Tox Studies. The Candidate Success Criteria shall in all of cases (i)-(iii) be expected to be able to be met only using Research Compound stocks that have been prepared by uniQure in insect cells using standard uniQure SOPs in comparison to reference vectors also prepared by uniQure in the same way. Notwithstanding the foregoing, the Candidate Success Criteria shall be deemed to have been met for any Research Compound that uniQure advances into GLP Tox Studies.

(b) The JRSC may, from time to time during the Research Term, nominate a Research Compound that has achieved the Candidate Success Criteria for Animal POC (provided, however, that the JRSC may, as appropriate, nominate a Research Compound that has not achieved all the Candidate Success Criteria) for consideration as a GLP Tox Compound. uniQure will consider all data relating to the nominated Research Compound for designation as a GLP Tox Compound, including data generated by either uniQure or 4DMT pursuant to this Agreement. Such data shall include the results from all tests and other measures included in the Candidate Success Criteria and such other information and results as uniQure reasonably requests from 4DMT. Within [***] ([***]) days after delivery to uniQure of such data (the applicable “GLP Tox Candidate Review Period”), uniQure shall provide 4DMT written notice whether uniQure accepts such nominated Research Compound as a GLP Tox Compound and intends to Develop and Commercialize such nominated Research Compound in accordance with the terms of this Agreement. Notwithstanding the foregoing, uniQure shall be deemed to have accepted as a GLP Tox Compound any Research Compound that it advances into pre-clinical Development conducted under Good Laboratory Practices.

3.4 Selection of AAV Capsid Variants.

(a) Within [***] ([***]) days after 4DMT provides uniQure with the list of AAV Capsid Variant sequences arising from each Research Selection Process and all other data arising from or relating to such Research Selection Process, uniQure shall submit by written notice to 4DMT a list specifying up to [***] ([***]) AAV Capsid Variants from each such Research Selection Process (the “Designated Capsid Variants”). If uniQure has not provided such written notice to 4DMT within [***] ([***]) days, 4DMT shall provide written notice to uniQure of the date that the foregoing [***] ([***]) day period will expire, and the Parties will have the option to agree an extension by mutual consent, not to be unreasonably withheld.

(b) Prior to the [***] of the expiration of the Research Term, uniQure shall submit by written notice to 4DMT a list specifying up to [***] ([***]) AAV Capsid Variants from the list of Designated Capsid Variants for each Research Selection Process. All AAV Capsid Variants included in such list shall be included as “Selected Capsid Variants,” subject to the terms and conditions of this Agreement. For clarity, all modifications by uniQure to the Selected Capsid Variants and other modifications set forth in Section 1.84 shall also be deemed “Selected Capsid Variants” for purposes of the payment obligations under this Agreement. 4DMT shall provide written notice to uniQure if uniQure has not provided such list to 4DMT by the date that is [***] ([***]) days prior to the [***] of the expiration of the Research Term.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c) For clarity, the subset of Designated Capsid Variants not subsequently selected as Selected Capsid Variants may be used and licensed by 4DMT to Third Parties outside the Field, but only if they also arise from a Selection Process conducted outside the Field. Unless such subset of Designated Capsid Variants also arise from a Selection Process conducted outside the Field, 4DMT may not conduct any research using such subset of Designated Capsid Variants unless otherwise agreed under the Research Plan. For further clarity, Selected Capsid Variants may not be used, or licensed to Third Parties, by 4DMT or its Affiliates outside the Field.

3.5 Materials and Know-How Transfer/Use of Compounds.

(a) In order to facilitate the Research Program, each Party shall, as set forth in the Research Plan, provide to the other Party certain Materials and, subject to Section 3.6, Know-How Controlled by the supplying Party for use by the other Party in furtherance of the Research Program. In addition, 4DMT shall transfer to uniQure such quantities of Designated Capsid Variants as the JRSC may reasonably request from time to time during the Research Term to exercise its rights hereunder. All Materials and Know-How provided by one Party to the other Party remain the sole property of the supplying Party.

(b) All Materials transferred pursuant to the Research Program shall be used (i) only for the specific purpose provided for in the Research Plan, and (ii) solely under the control of the receiving Party. The Materials may not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party, and shall not be used in research or testing involving human subjects, except as expressly contemplated in the Research Plan or in accordance with this Agreement. All Materials shall be returned to the supplying Party or destroyed (at the election of the supplying Party) promptly after completion of the use permitted under this Agreement.

(c) THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY.

(d) At the end of the Research Term, upon request by uniQure, 4DMT shall promptly provide to uniQure all quantities of the Royalty Bearing Compounds in 4DMT’s possession and shall promptly destroy other Research Compounds.

3.6 Third Party Intellectual Property. The conduct of activities under the Research Plan will use Patent Rights or Know-How licensed by 4DMT pursuant to the UCB Agreements, subject to the terms and conditions of the UCB Agreements. 4DMT shall be solely responsible for all obligations under the UCB Agreements, including any and all payments and royalties due thereunder. In developing the Research Plan, the Parties shall discuss whether any

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Third Party Patent Rights or Know-How, other than Patent Rights or Know-How licensed by 4DMT pursuant to the UCB Agreements, will be utilized in the conduct of activities under the Research Plan. 4DMT shall disclose to uniQure the details of any restrictions on use or payment obligations of which it is aware that would be triggered by such use of Third Party Patent Rights or Know-How in the Research Program. If the Parties mutually agree to use any inventions claimed in any Patent Right or use any Know-How that is licensed to or has been acquired by 4DMT other than pursuant to the UCB Agreements, and if such use would require the payment of additional consideration to the Third Party from which the Patent Rights or Know-How was licensed or acquired, then such Patent Right or Know-How shall be deemed under the Control of 4DMT, provided that uniQure expressly agrees in writing to bear any such additional consideration actually to be paid by 4DMT to the Third Party (which amounts uniQure may offset pursuant to Section 6.4(c)(ii)) with respect to the Development, manufacture or Commercialization of Royalty Bearing Compounds or Royalty Bearing Products. For clarity, nothing in this Section 3.6 shall limit uniQure’s rights to obtain from a Third Party, independent of 4DMT, a license or other right with respect to such Third Party’s Patent Rights or Know-How.

3.7 Records and Reports.

(a) Records.

(i) 4DMT shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Research Program by or on behalf of 4DMT (the “Records”), including the procedures, techniques and methodologies used, the progress made, and any Invention conceived or reduced to practice or otherwise made within the scope of or in connection with the Research Program. As part of keeping the Records, 4DMT shall ensure that all of its personnel, and all of its agents that are involved in the Research Program, will keep accurate laboratory notebooks, which laboratory notebooks: (A) shall be duly signed, dated and witnessed; and (B) shall be created and maintained in accordance with its standard operating procedures that would be sufficient to allow for said laboratory notebooks to be used in any proceeding before the United States Patent and Trademark Office or United States courts, in order to establish the date of invention for any Invention in accordance with the United States patent laws. During the Term, 4DMT shall, upon written request by uniQure, which shall not be unreasonably made: (1) make all Records available for inspection and review by uniQure during normal business hours in a timely manner; and (2) provide copies of the Records or any part thereof to uniQure, as reasonably requested by uniQure.

(ii) After a Research Compound has been accepted by uniQure as a GLP Tox Compound, uniQure shall have the right to request that a copy of the relevant portions of the laboratory notebooks relating to all stages of the generation of such GLP Tox Compound be provided by 4DMT to uniQure. After such request by uniQure, 4DMT shall provide such copies of the laboratory notebooks promptly to uniQure, which shall be maintained by uniQure as 4DMT’s Confidential Information.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b) Reports to the JRSC. Between [***] ([***]) and [***] ([***]) Business Days prior to each scheduled JRSC meeting, the Parties shall provide to the JRSC a written report on the progress of the Research Program, summarizing the work performed under the Research Program and evaluating the work performed in relation to the goals of the Research Program. Each Party shall provide such other information required by the Research Program or reasonably requested by the other Party and reasonably available, relating to the progress of the goals or performance of the Research Program.

ARTICLE IV

DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS; DILIGENCE

4.1 Responsibility. uniQure shall have full responsibility, [***], for the worldwide research, Development, manufacturing and Commercialization of Compounds and Products in the Field, subject to the payment obligations and other relevant terms and conditions of this Agreement.

4.2 Diligence. The Parties will have no rights or obligations pursuant to this Section of the Original Agreement.

4.3 Obligation to Share Vector Characterization Data for Selected Capsid Variants.

(a) Commencing on the Amended CLA Effective Date and continuing until the termination or expiration of this Agreement, uniQure shall provide, within [***] ([***]) days after each January 31st and July 31st of each Calendar Year, a written report to 4DMT that summarizes the Vector Characterization Data generated by or on behalf of uniQure or its Affiliate or Sublicensee with respect to each Selected Capsid Variant for which any research or Development activities were conducted by or on behalf of uniQure or its Affiliate or Sublicensee during the [***] ([***]) months that ended on the immediately prior [***] as applicable.

(b) Commencing on the Amended CLA Effective Date and continuing until the termination or expiration of this Agreement, 4DMT shall provide, within [***] ([***]) days after each January 31st and July 31st of each Calendar Year, a written report to uniQure that summarizes the Vector Characterization Data generated by or on behalf of uniQure or its Affiliate or Sublicensee with respect to each Selected Capsid Variant for which any research or Development activities were conducted by or on behalf of 4DMT or its Affiliate or Sublicensee during the [***] ([***]) months that ended on the immediately prior [***] as applicable.

(c) Either Party may terminate its obligation to provide written reports pursuant to this Section 4.3 of the Agreement, if it ceases all research, development, commercialization or other activities that would result in the generation of any further unreported Vector Characterization Data with respect to Selected Capsid Variants, and the Party provides written notice to the other Party so stating and also certifying that all Vector Characterization Data that is required to be reported with respect to Selected Capsid Variants has been so reported and that the party provides notice that it has given up all of its rights associated with any such Selected Capsid Variants.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

4.4 Proposed Products in the Field.

(a) If, at any time after the Amended CLA Effective Date, a Third Party makes a bona fide proposal to 4DMT for Developing and Commercializing a Product in the Field based on a Selected Capsid Variant (a “Third Party Proposed Product”) using 4DMT Know-How or Joint Know-How, or the making, using or selling of which in the absence of an appropriate license would infringe a Valid Claim under the 4DMT Patent Rights or Joint Patent Rights, then 4DMT promptly shall notify uniQure of the proposal of such Third Party (“Third Party Proposer”) and shall provide uniQure with such information regarding such Third Party proposal, including a development plan and a plan to finance such activities (“Third Party Proposal”) as uniQure may reasonably request to evaluate such Third Party Proposal and its potential conflict with the ongoing efforts and future plans of uniQure. At any time after the Research Term, 4DMT may make a bona fide proposal to uniQure for Developing and Commercializing a Product in the Field based on a Selected Capsid Variant (a “4DMT Proposed Product”), including a development plan and a plan to finance such activities. Within [***] ([***]) days after receipt of a notice from 4DMT of a Third Party Proposal or 4DMT Proposed Product, uniQure shall notify 4DMT whether uniQure is conducting or is interested in conducting research or Development of such Third Party Proposed Product, 4DMT Proposed Product, or a Product that uniQure believes in good faith is or would be competitive with such Third Party Proposed Product or 4DMT Proposed Product (a “Competitive Product”). 4DMT shall have the right to make a maximum total of [***] ([***]) proposals per calendar year on a non-exclusive basis for Developing and Commercializing a Collaboration Proposed Product (as defined below) in the Field under this Section 4.4 and under Section 4.4 of the New CLA, such calendar year total to be determined in the aggregate under this Agreement and the New CLA, taken collectively. 4DMT shall have no other right to make a proposal for Developing or Commercializing a Product, or to otherwise develop or commercialize any product, in the Field using a Selected Capsid Variant, except as is expressly provided herein. “Collaboration Proposed Products” means, collectively or separately, Third Party Proposed Products, 4DMT Proposed Products and New CLA Proposed Products (as that term is defined in the New CLA). An “SCV Proposed Product” means, collectively or separately, 4DMT Proposed Products and Third Party Proposed Products.

(b) If uniQure notifies 4DMT that uniQure is conducting or is interested in conducting research or Development of such Third Party Proposed Product, 4DMT Proposed Product or Competitive Product, uniQure shall, within [***] ([***]) months after such notice, deliver to 4DMT a plan (including projected timelines) for the research and Development thereof on a timeline consistent with the application of Commercially Reasonable Efforts, and, thereafter, shall use Commercially Reasonable Efforts to research, Develop, manufacture and Commercialize such Third Party Proposed Product, 4DMT Proposed Product or Competitive Product in accordance with such plan. uniQure shall provide progress reports to 4DMT in conjunction with the reports of Vector Characterization Data under Section 4.3 from and after the date of uniQure’s notice under this Section 4.4(b), and such reports shall contain a summary of the activities undertaken and the status of uniQure’s research and Development efforts with respect to such Third Party Proposed Product, 4DMT Proposed Product, or Competitive Product during the [***] ([***]) months that ended on the immediately prior [***] as applicable.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c) If uniQure notifies 4DMT that uniQure is not conducting and is not interested in conducting research or Development of such Third Party Proposed Product, 4DMT Proposed Product, or Competitive Product:

(i) and the applicable Proposed Product was a Third Party Proposed Product, then the Parties shall meet to discuss the grant of an appropriate license by uniQure to the Third Party Proposer. If 4DMT determines after such meeting and due consideration that the grant of a license to such Third Party Proposer is necessary or appropriate, uniQure shall have [***] ([***]) months after the date of receipt of written notice of such determination (or such longer time as shall be agreed to by the Parties in writing) to negotiate and enter into a non-exclusive sublicense under any relevant 4DMT Patent Rights and any relevant Patent Rights of uniQure (including uniQure Core Patent Rights generated under this Agreement) that are relevant due to the presence of the applicable Selected Capsid Variant therein, to provide such Third Party Proposer with sufficient rights under such 4DMT Patent Rights and uniQure Core Patent Rights (and no other intellectual property rights of any kind or Controlled by any person or entity), to research, Develop, manufacture and Commercialize the Third Party Proposed Product in the Field on commercially reasonable terms to be agreed by uniQure and such Third Party Proposer (such financial terms shall be equal to or greater than the amounts as set forth in Sections 6.3(b), 6.4 and 6.5). uniQure and such Third Party Proposer shall define and agree on the uniQure Know-How and uniQure Patent Rights that are relevant due to the presence of the applicable Selected Capsid Variant therein, to the extent necessary to Develop or Commercialize AAV Capsid Variants to be licensed in such non-exclusive sublicense or amendment, as applicable.

(ii) and the applicable Proposed Product was a 4DMT Proposed Product, then [***] uniQure hereby grants to 4DMT (who accepts such license) a non-exclusive sublicense under 4DMT Patent Rights and a non-exclusive license under the uniQure Intellectual Property that is necessary or useful due to the presence of the applicable Selected Capsid Variant therein, and all Vector Characterization Data reported by uniQure to 4DMT under this Agreement, to research, Develop, manufacture and Commercialize the 4DMT Proposed Product in the Field on the financial terms and conditions provided for in this Agreement. Such license shall be sublicensable through one (1) or more tiers or layers of sublicensees without the need to obtain consent from uniQure.

(d) In the case of a Third Party Proposer, if uniQure fails to enter into such a non-exclusive sublicense and license agreement within such [***] ([***]) month period, uniQure shall promptly (but in any event within [***] ([***]) days after the end of such period) provide 4DMT in writing an explanation for such failure along with the proposed terms offered by uniQure to such Third Party Proposer. If 4DMT determines in its good faith judgment based on reasonable inquiry that the terms offered by uniQure to such Third Party Proposer were not commercially reasonable, 4DMT shall notify uniQure of such determination and provide uniQure with an additional [***] ([***]) days to enter into a sublicense with such Third Party Proposer. If uniQure fails to enter into an agreement with such Third Party Proposer [***], then 4DMT shall be free to dispute pursuant to ARTICLE XI whether uniQure has complied with its obligations under this Section 4.4.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

4.5 Pharmacovigilance. Within [***] ([***]) months after the Amended CLA Effective Date, the Parties shall enter into an agreement governing the exchange of adverse event safety data (including post-marketing spontaneous reports) received by a Party and its Affiliates, including such data received from, in the case of uniQure, its Sublicensees or, in the case of 4DMT, its licensees, relating to any AAV Capsid Variant provided to uniQure by 4DMT hereunder in order to monitor the safety of all Compounds and Products and to meet reporting requirements with any applicable Regulatory Authority. Such data sharing agreement shall not require the sharing of data that would disclose confidential know-how or trade secrets of a Party or its Affiliates, or in the case of uniQure, its Sublicensees or, in the case of 4DMT, its licensees, if such data may be cross-referenced, such as through a Drug Master File, to satisfy the requirements of Law and any applicable Regulatory Authority.

4.6 Marking. Prior to the issuance in the United States of Patent Rights included in the UC Patent Rights, uniQure agrees to mark Royalty Bearing Product(s) Covered by any UC Patent Right (or their containers or labels) sold in the United States under the licenses granted in this Agreement with the words “Patent Pending,” and following the issuance in the United States of one or more Patent Rights included in the UC Patent Rights, with the patent numbers of the UC Patent Right(s) Covering such Royalty Bearing Product. All Royalty Bearing Products Covered by any UC Patent Right sold in other countries will be marked in such manner as to conform with the patent Laws and practice of such countries.

ARTICLE V

GRANTS OF RIGHTS

5.1 Licenses to uniQure.

(a) Research License to uniQure. Subject to the terms and conditions of this Agreement, 4DMT hereby grants to uniQure, and uniQure hereby accepts, during the Research Term and any applicable GLP Tox Candidate Review Period in effect as of the end of the Research Term, an exclusive (but not as to 4DMT), worldwide, royalty-free, non-sublicenseable license under the 4DMT Intellectual Property and 4DMT’s interest in the Joint Intellectual Property, solely to (i) conduct activities assigned to uniQure under the Research Plan, (ii) evaluate Research Compounds, or (iii) evaluate the data developed in the conduct of activities under the Research Plan during the Research Term.

(b) Development and Commercialization License to uniQure. Subject to the terms and conditions of this Agreement, and subject to any non-exclusive license granted to 4DMT under Section 5.2(c) with respect to any SCV Proposed Products, 4DMT hereby grants to uniQure, and uniQure hereby accepts, an exclusive (even as to 4DMT), worldwide, milestone- and royalty-bearing license, including the right to grant sublicenses in accordance with Section 5.3, under the 4DMT Intellectual Property and 4DMT’s interest in the Joint Intellectual Property, and any Vector Characterization Data reported by 4DMT to uniQure under this Agreement, to research (subject to 4DMT’s retained rights to conduct research under the Research Program), Develop, make and have made, use and Commercialize Selected Capsid Variants, Royalty Bearing Compounds, and Royalty Bearing Products in the Field.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c) Recordation. Following the Effective Date or at any time during the Term, 4DMT at the request and expense of uniQure shall promptly register or record the licenses granted to uniQure under this Agreement with the appropriate patent offices in all applicable countries of the Territory; provided that such registration or recordation specifies the applicable limitations of such license, and provided further that such registration shall have no effect on the allocation of Prosecution and Maintenance rights and obligations set forth in ARTICLE VII. In the event any of the licenses granted to uniQure under this Agreement are terminated in accordance with the terms of this Agreement, uniQure shall promptly take such actions and execute such documents as are reasonably requested by 4DMT to cancel such registration(s) or recordation(s) in the applicable countries with respect to the terminated license grants.

(d) Grant-Back License to uniQure. 4DMT hereby grants to uniQure, and uniQure hereby accepts, a non-exclusive, worldwide, royalty-free license, including the right to grant sublicenses through multiple tiers, under the 4DMT Patent Rights and 4DMT Know-How that (i) arise from activities that are conducted under this Agreement in connection with Royalty Bearing Compounds and Royalty Bearing Products in the course of making modifications to Selected Capsid Variants and (ii) claim or cover compositions of matter or general methods of use of Selected Capsid Variants (for clarity, including such Patent Rights and Know-How claiming or covering compositions combining Gene Therapy Constructs in general and AAV Capsid Variants in general or general methods of making or using such combinations of Gene Therapy Constructs and AAV Capsid Variants), to research, Develop, make and have made, use and Commercialize Selected Capsid Variants, and Products containing Selected Capsid Variants.

5.2 Licenses to 4DMT.

(a) Research License to 4DMT. Subject to the terms and conditions of this Agreement, uniQure hereby grants to 4DMT, and 4DMT hereby accepts, during the Research Term and any applicable GLP Tox Candidate Review Period in effect as of the end of the Research Term, a non-exclusive, worldwide, royalty-free, non-sublicenseable license under the uniQure Intellectual Property, solely to the extent necessary to conduct activities assigned to 4DMT under the Research Plan.

(b) Grant-Back License to 4DMT Outside the Field. uniQure hereby grants to 4DMT, and 4DMT hereby accepts, a non-exclusive, worldwide, royalty-free license, including the right to grant sublicenses through multiple tiers, under all Vector Characterization Data reported from uniQure to 4DMT under this Agreement and the Patent Rights and Know-How Controlled by uniQure that is relevant due to the presence of the applicable Selected Capsid Variant therein, that (i) arise from activities that are conducted under this Agreement in connection with Royalty Bearing Compounds and Royalty Bearing Products in the course of making modifications to Selected Capsid Variants and (ii) claim or cover compositions of matter or general methods of use of Selected Capsid Variants that are applicable outside the Field (for clarity, excluding Patent Rights and Know-How claiming or covering (A) insect cell manufacturing technology, including technology or sequence modifications for adapting AAV Capsid Variants to insect cells or insect cell expression vectors and systems, or (B) compositions, methods of manufacture, or methods of use of Gene Therapy Constructs, but for further clarity, including such Patent Rights and Know-How that is necessary or useful due to the presence of the applicable

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Selected Capsid Variant therein, claiming or covering compositions combining Gene Therapy Constructs in general and AAV Capsid Variants in general or general methods of making or using such combinations of Gene Therapy Constructs and AAV Capsid Variants), to research, Develop, make and have made, use and Commercialize 4DMT AAV Capsid Variants (excluding Selected Capsid Variants), and Products containing such 4DMT AAV Capsid Variants, in all cases outside the Field. For the avoidance of doubt, 4DMT’s practice of the foregoing license shall be subject to its obligations set forth in Section 5.6. If any Patent Rights or Know-how subject to the foregoing license are subject to agreements between uniQure and a Third Party that require payments to be made to the Third Party by reason of the practice of the rights granted to 4DMT under this Section 5.2(b), such Patent Rights and Know-How shall only be deemed Controlled by uniQure if 4DMT agrees in writing to pay to uniQure the portion of the amounts due to such Third Party that is reasonably attributable to the practice of such rights.

(c) Non-Exclusive License for SCV Proposed Products under Section 4.4. uniQure grants 4DMT the sublicenses and licenses provided for in Section 4.4(c)(ii) effective upon the time set forth therein, and 4DMT accepts such sublicense and license effective as of such time. In association with any license agreement pursuant to Section 4.4(c) with a Third Party related to a Third Party Proposed Product and subject to the terms and conditions of this Agreement, uniQure shall grant to the Third Party Proposer as applicable, and the Third Party Proposer shall accept, a non-exclusive, worldwide, milestone- and royalty-bearing license, including the right to grant sublicenses in accordance with Section 5.3, under the relevant uniQure Intellectual Property and uniQure’s interest in the relevant Joint Intellectual Property, in each case that is necessary or useful due to the presence of the applicable Selected Capsid Variant therein, to research, Develop, make and have made, use and Commercialize that Third Party’s Third Party Proposed Products in the Field.

(d) Any licenses granted to 4DMT under the uniQure Intellectual Property (including any subset or aspect of the uniQure Intellectual Property) pursuant to this Agreement, including, without limitation, pursuant to Sections 4.4 and 5.2, are limited to only uniQure Intellectual Property that specifically relates to Selected Capsid Variants (including patent claims specifying a Selected Capsid Variant or specifically claiming any methods of use or making any Selected Capsid Variants, and excluding all other uniQure Intellectual Property (e.g., without limitation, compositions of matter or methods of making compositions of matter and methods of manufacturing Products (but not the Selected Capsid Variant therein) pursuant to this Agreement).

5.3 Sublicenses. uniQure shall have the right to grant sublicenses under the license granted to it under Section 5.1(a) to Affiliates of uniQure and Third Parties; provided that any sublicense granted to a Third Party under this Agreement shall be pursuant to a written agreement that subjects such Sublicensee to all relevant restrictions and limitations set forth in this Agreement. uniQure shall provide 4DMT with the name and address of each Sublicensee of its rights under this ARTICLE V, the date of the grant of the sublicense and a description of the rights granted promptly after the execution and delivery of the sublicense agreement. uniQure shall remain responsible for the performance of its Sublicensees, and shall ensure that each Sublicensee complies with the applicable terms and conditions of this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

5.4 Rights Retained by the Parties. Except as expressly set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Confidential Information of the other Party or under any Patent Right or Know-How in which such other Party or its Affiliates has rights. Without limiting the generality of the foregoing, any of 4DMT’s rights to 4DMT Intellectual Property not specifically licensed to uniQure shall be retained by 4DMT, and any of uniQure’s rights to uniQure Intellectual Property not specifically licensed to 4DMT shall be retained by uniQure.

5.5 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended or any comparable Law outside the United States (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. The Parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Each Party agrees that the other Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any other provisions of applicable Law outside the United States that provide similar protection for “intellectual property.” The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the Bankruptcy Code or analogous provisions of applicable Law outside the United States, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) the intellectual property licensed to such other Party and all embodiments of such intellectual property, to the extent necessary for such other Party to practice the licenses granted to it pursuant to this Agreement under such intellectual property, which, if not already in such other Party’s possession, will be promptly delivered to it upon such other Party’s written request thereof. Any agreement supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.

5.6 Exclusivity.

(a) Original Exclusivity Removed. The Parties will have no rights or obligations pursuant to Sections 5.6(a) and (b) of the Original Agreement. As of the Amended CLA Effective Date and with respect to the entire Agreement, the parties have only those rights expressly provided in this Agreement.

(b) Of 4DMT. The Parties acknowledge that as of the Amended CLA Effective Date, without otherwise detracting from the license and intellectual property ownership rights expressly granted to uniQure hereunder (including, without limitation, with respect to uniQure’s exclusive rights to any Selected Capsid Variants in the Field (recognizing however that uniQure’s rights to Selected Capsid Variants may be partially non-exclusive due to any non-exclusive rights granted 4DMT under Section 4.4)), 4DMT or its Affiliates or licensees or sublicensees shall have the right to conduct pre-clinical research activities in the Field using Selected Capsid Variants and such activities shall not be deemed to violate the terms of this Section

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

5.6(b). For any and all such pre-clinical research activities in and outside of the Field using or related to any Selected Capsid Variants, Royalty Bearing Compounds or Royalty Bearing Products, 4DMT shall be obligated to provide to uniQure the Vector Characterization Data in accordance with the provisions of Section 4.3. 4DMT, its Affiliates, licensees and sublicensees shall have no right to conduct any other activities, including any development, manufacturing, commercialization or other use of Selected Capsid Variants, except pursuant to any rights pursuant to Section 4.4 of this Agreement or as otherwise expressly provided in this Agreement. Moreover, apart from any obligations of 4DMT related to the Selected Capsid Variants explicitly set forth in this Agreement, neither Party (including its Affiliates, licensees and sublicensees) shall have any exclusivity obligations to the other Party or its Affiliates whatsoever under this Agreement with respect to other AAV Capsid Variants (i.e., other than Selected Capsid Variants) for the Field.

(c) uniQure Independent Activities. The Parties acknowledge and agree that uniQure will conduct research, Development, manufacturing and Commercialization activities independently of this Agreement, inside and outside of the Field, including with respect to AAV Capsid Variants, AAV Capsid Variant Libraries, Gene Therapy Constructs, Compounds and Products, and no provision of this Agreement shall apply to any such activity.

5.7 UCB Agreement Pass-Through Provisions. uniQure acknowledges that 4DMT has provided it with a copy of the executed UCB Agreements, and agrees that this Agreement is subject in all respects to the terms and conditions of the UCB Agreements. Notwithstanding the generality of the foregoing:

(a) uniQure acknowledges that UC (and, to the extent applicable, IGT) may publish any and all technical data resulting from any research performed by UC (and, to the extent applicable, IGT) relating to the inventions disclosed in the UC Patent Rights, and UC (and, to the extent applicable, IGT) expressly reserves the right to use such inventions, UC AAV Capsid Variants and related technology for its educational and research purposes, to disseminate the UC AAV Capsid Variants and other tangible materials associated with, or required to practice such inventions or the UC Patent Rights to researchers at nonprofit institutions for their educational and research purposes, and to permit other nonprofit institutions to use the UC AAV Capsid Variants to practice the UC Patent Rights for education and research purposes.

(b) uniQure shall keep 4DMT informed of its large/small entity status, as defined in 15 U.S.C. 632.

(c) uniQure acknowledges that certain of the inventions disclosed in the UC Patent Rights were funded in part by the U.S. Government, and agrees that in accordance with 35 U.S.C. 204, to the extent required by Law, any products covered by the UC Patent Rights and sold in the United States will be substantially manufactured in the United States.

(d) uniQure acknowledges that 4DMT’s exclusive rights, privileges, and licenses under the UCB Agreements will expire on the date of the last-to-expire Valid Claim under the UC Patent Rights covered in each agreement, respectively, unless earlier terminated.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(e) For any sublicense under the UC Patent Rights that uniQure grants under Section 5.3, uniQure shall ensure that (i) such further sublicense is subject to a written sublicense agreement and is bound by all of the applicable terms, conditions, obligations, restrictions and other covenants of the UCB Agreements that protect or benefit UC’s (and, if applicable, the U.S. Government’s) rights and interests to the same extent that this Agreement does, and (ii) it or the Sublicensee shall, within [***] ([***]) days after executing such sublicense agreement, furnish to 4DMT for delivery to UC, subject to any confidentiality provisions, all material terms of such sublicense pertaining to UC’s interests, including the Sublicensee’s name and address, and indemnification of UC as provided in this Agreement.

(f) The Parties acknowledge and agree that upon termination of the UCB Agreements for any reason, uniQure’s sublicenses under the UC Patent Rights under this Agreement will remain in effect and will be assigned to UC, except that UC will not be bound to perform any duties or obligations set forth herein that extend beyond the duties and obligations of UC set forth in the UCB Agreements.

(g) uniQure acknowledges that nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trademark, trade name, or other designation of UC (including any contraction, abbreviation, or simulation of any of the foregoing), and that unless required by Law, regulation, or rules of a securities exchange, or consented to in writing by UC, the use by uniQure of the name “The Regents of the University of California” or the name of any University of California campus in advertising, publicity or other promotional activities is expressly prohibited.

ARTICLE VI

PAYMENTS; ROYALTIES AND REPORTS

6.1 Initial License Payment. In consideration of the rights to 4DMT Intellectual Property granted herein, uniQure shall pay to 4DMT non-creditable and non-refundable sums of: (a) One Hundred Thousand Dollars ($100,000) within [***] ([***]) Business Days after the later of (i) the Effective Date and (ii) receipt of an Invoice for such amount and a duly signed original of this Agreement and, thereafter, (b) One Hundred Thousand Dollars ($100,000) within [***] ([***]) Business Days after the later of (i) the JRSC’s approval of the initial Research Plan (including its associated budget) and (ii) receipt of an Invoice for such amount.

6.2 Research Program Funding.

(a) Out-of-Pocket Costs. Following approval of the Research Plan (including its associated budget), uniQure shall fund all out-of-pocket costs to be incurred by 4DMT as specifically contemplated in the Research Plan, in accordance with the agreed-upon budget for such costs set forth in the Research Plan or as otherwise agreed to by uniQure. On or before the first date of each Calendar Quarter during the Research Term, uniQure shall pay 4DMT for such out-of-pocket costs to be incurred by 4DMT during such Calendar Quarter. Within [***] ([***]) days after the end of each Calendar Quarter during the Research Term, 4DMT shall provide uniQure with a statement identifying such out-of-pocket costs incurred by 4DMT and paid to Third Parties in connection with the Research Program during such Calendar Quarter, in reasonable detail and with appropriate supporting documentation. If the supporting documentation shows that uniQure has overpaid or underpaid the out-of-pocket costs for such Calendar Quarter, 4DMT will,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

together with the supporting documentation, (i) send uniQure a credit note for the amount overpaid, upon which uniQure may credit the amount overpaid against any other payment due by uniQure under this Agreement, or if no other payment is due under this Agreement, 4DMT shall within [***] ([***]) days refund the amount overpaid to uniQure, or (ii) send uniQure an Invoice for the amount underpaid, which uniQure shall pay within [***] ([***]) days after uniQure’s receipt of such Invoice. For clarity, no out-of-pocket costs will be paid by uniQure unless covered by an agreed-upon budget for such expenses set forth in the Research Plan or as otherwise agreed to by uniQure.

(b) 4DMT Committed FTEs. It is the Parties’ intent that the Research Program will support the number of 4DMT FTEs in the performance of the activities under the Research Plan during the Research Term, as specified in the Research Plan and approved by the JRSC. Following approval of the Research Plan (including its associated budget), on or before the first day of each Calendar Quarter during the Research Term, uniQure shall pay 4DMT the FTE Costs for FTEs in the then-current Research Plan for such Calendar Quarter; provided that such payment may be prorated in the first and last Calendar Quarters of the Research Term. Within [***] ([***]) days after the end of each Calendar Quarter during the Research Term, 4DMT shall provide supporting documentation for the purpose of verifying the calculation of the FTE charges paid by uniQure for such Calendar Quarter. If the supporting documentation shows that uniQure has overpaid or underpaid the FTE payments for such Calendar Quarter, 4DMT will, together with the supporting documentation, (i) send uniQure a credit note for the amount overpaid, upon which uniQure may credit the amount overpaid against any FTE or other payment due by uniQure under this Agreement, or if no other payment is due under this Agreement, 4DMT shall within [***] ([***]) days refund the amount overpaid to uniQure, or (ii) send uniQure an Invoice for the amount underpaid, which uniQure shall pay within [***] ([***]) days after uniQure’s receipt of such Invoice. For clarity, no FTE Costs will be paid by uniQure unless covered by an agreed-upon budget for such FTEs set forth in the Research Plan or as otherwise agreed to by uniQure.

(c) Equipment Payment Reimbursement. Any amount paid by uniQure pursuant to Section 6.2(a) for the purchase of equipment (“Equipment Payment”) shall be subject to partial reimbursement by 4DMT in accordance with this Section 6.2(c). For each of the first [***] ([***]) Third Party collaborations 4DMT enters into after the Effective Date, 4DMT shall reimburse uniQure for a pro rata portion of the Equipment Payment based on the following formula: [***]. For example, if 4DMT conducts [***] ([***]) Research Selection Processes hereunder and [***] ([***]) Selection Processes for the first such Third Party collaboration in which such equipment was actually used, 4DMT shall reimburse uniQure for [***] percent ([***]%) of the Equipment Payments. If 4DMT subsequently conducts another [***] ([***]) Selection Processes for the second Third Party collaboration in which such equipment was actually used, 4DMT shall reimburse uniQure for a further [***] percent ([***]%) of Equipment Payments, since the [***] ([***]) Research Selection Processes it conducted for uniQure represents [***] of the aggregate Selection Processes conducted by 4DMT for uniQure and for the first [***] ([***]) Third Party collaborations 4DMT entered into after the Effective Date. 4DMT shall pay uniQure any such amount payable under this Section 6.2(c) within [***] ([***]) days after the end of the Calendar Quarter during which 4DMT conducted any Selection Process for either of the first [***] ([***]) Third Party collaborations 4DMT enters into after the Effective Date in which such equipment was actually used, and shall contemporaneously provide uniQure with a written report detailing the calculation of such amount.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

6.3 DELETED.

6.4 Royalties.

On a Royalty Bearing Product-by-Royalty Bearing Product basis, uniQure shall pay to 4DMT royalties on worldwide Net Sales as provided in this Section 6.4:

(a) Royalty Rate. uniQure shall pay to 4DMT royalties on Net Sales of each Royalty Bearing Product by uniQure and its Affiliates equal to [***] percent ([***]%) of all such Net Sales of such Royalty Bearing Product achieved during the applicable Calendar Year.

(b) Royalty Term. uniQure’s royalty obligations to 4DMT under this Section 6.4 shall be in effect on a country-by-country and Royalty Bearing Product-by-Royalty Bearing Product basis during the relevant Royalty Term. Upon expiration of the Royalty Term for a Royalty Bearing Product in a country, the license under Section 5.1(a) shall be fully paid-up, irrevocable, perpetual and exclusive under the relevant Licensed IP for such Royalty Bearing Product in such country.

(c) Royalty Adjustments.

(i) Non-Patented Product. If a Royalty Bearing Product is sold in a country and the composition of matter, formulation, or method of use of such Royalty Bearing Product is not Covered by a Valid Claim within the Licensed IP in such country at the time of sale, then the royalty rate for such Royalty Bearing Product in such country shall be reduced by [***] percent ([***]%) of the applicable rate determined pursuant to Section 6.4(a), unless such Royalty Bearing Product embodies an Invention with respect to which uniQure made a Trade Secret Election, in which case no such reduction shall apply.

(ii) Third Party Offset. If uniQure is required, in order to avoid infringement of any Patent Right not licensed hereunder that Covers the composition of matter, formulation, or method of use of a Royalty Bearing Product, to obtain a license from a Third Party in order to Develop, make, have made, use or Commercialize such Royalty Bearing Product in a country in the Territory and to pay a royalty or other consideration under such license (including in connection with the settlement of a patent infringement claim), then the royalty payments due under Section 6.4(a) with respect to Net Sales for such Royalty Bearing Product in such country shall be reduced by [***] percent ([***]%) of the amounts payable by uniQure to such Third Party for such license that are reasonably and appropriately allocable to such Royalty Bearing Product in such country, provided that in no event shall the foregoing reduce the amount of royalties payable to 4DMT in any [***] by more than [***] percent ([***]%) of the amount determined pursuant to Section 6.4(a), as adjusted by application of the terms of Section 6.4(c)(i).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(iii) Limits on Deductions. Except as expressly provided in this Section 6.4, there shall not be any offset to or deduction from the royalties payable pursuant to this Section 6.4. Notwithstanding Sections 6.4(c)(i) and (ii) to the contrary, in no event shall the cumulative effect of the deductions in Sections 6.4(c)(i) and (ii) reduce the royalties to less than [***] percent ([***]%) of the amounts determined pursuant to Section 6.4(a).

On a Royalty Bearing Product-by-Royalty Bearing Product basis, for each 4DMT Proposed Product commercialized by 4DMT and its Affiliates pursuant to Section 4.4, 4DMT shall pay to uniQure royalties on worldwide 4DMT Net Sales as provided in this Section 6.4:

(d) Royalty Rate. 4DMT shall pay to uniQure royalties on 4DMT Net Sales of each Royalty Bearing Product by 4DMT and its Affiliates equal to [***] percent ([***]%) of all such 4DMT Net Sales of such Royalty Bearing Product achieved during the applicable Calendar Year.

(e) Royalty Term. 4DMT’s royalty obligations to uniQure under this Section 6.4 shall be in effect on a country-by-country and Royalty Bearing Product-by-Royalty Bearing Product basis during the relevant Royalty Term. Upon expiration of the Royalty Term for a Royalty Bearing Product in a country, the license under Section 4.4(c) shall be fully paid-up, irrevocable, perpetual and non-exclusive under the relevant Licensed IP for such Royalty Bearing Product in such country.

(f) Royalty Adjustments.

(i) Non-Patented Product. If a Royalty Bearing Product is sold in a country and the composition of matter, formulation, or method of use of such Royalty Bearing Product is not Covered by a Valid Claim within the Patent Rights sublicensed and licensed from uniQure to 4DMT in such country at the time of sale, then the royalty rate for such Royalty Bearing Product in such country shall be reduced by [***] percent ([***]%) of the applicable rate determined pursuant to Section 6.4(a), unless such Royalty Bearing Product embodies an Invention with respect to which 4DMT made a Trade Secret Election, in which case no such reduction shall apply.

(ii) Third Party Offset. If 4DMT is required, in order to avoid infringement of any Patent Right not licensed hereunder that Covers the composition of matter, formulation, or method of use of a Royalty Bearing Product, to obtain a license from a Third Party in order to Develop, make, have made, use or Commercialize such Royalty Bearing Product in a country in the Territory and to pay a royalty or other consideration under such license (including in connection with the settlement of a patent infringement claim), then the royalty payments due under Section 6.4(a) with respect to 4DMT Net Sales for such Royalty Bearing Product in such country shall be reduced by [***] percent ([***]%) of the amounts payable by 4DMT to such Third Party for such license that are reasonably and appropriately allocable to such Royalty Bearing Product in such country, provided that in no event shall the foregoing reduce the amount of royalties payable to uniQure in any Calendar Quarter by more than [***] percent ([***]%) of the amount determined pursuant to Section 6.4(a), as adjusted by application of the terms of Section 6.4(c)(i).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(iii) Limits on Deductions. Except as expressly provided in this Section 6.4, there shall not be any offset to or deduction from the royalties payable pursuant to this Section 6.4. Notwithstanding Sections 6.4(c)(i) and (ii) to the contrary, in no event shall the cumulative effect of the deductions in Sections 6.4(c)(i) and (ii) reduce the royalties to less than [***] percent ([***]%) of the amounts determined pursuant to Section 6.4(a).

6.5 Sublicense Consideration.

(a) uniQure shall pay to 4DMT the following percentages (“Sublicense Income Sharing Percentages”) of Sublicense Consideration received by uniQure for sublicenses under the Licensed IP under this Agreement:

(i) [***] percent ([***]%) for any sublicense that (A) is granted prior to initiating Animal POC for any Compound or Product that is subject of the sublicense and (B) does not require uniQure to manufacture any such Compound or Product for Clinical Trial or commercial purposes;

(ii) [***] percent ([***]%) for any sublicense that (A) is granted prior to initiating Animal POC for any Compound or Product that is subject of the sublicense and (B) requires uniQure to manufacture any such Compound or Product for Clinical Trial or commercial purposes;

(iii) [***] percent ([***]%) for any sublicense that does not meet the criteria set forth in Section 6.5(a)(i) or Section 6.5(a)(ii) above;

provided, however, that none of subsections (i), (ii) or (iii) shall result in uniQure paying to 4DMT under this Section 6.5 a percentage of any Sublicense Consideration consisting of royalties from Sublicensees on sales of UC Products during the applicable Royalty Term that is less than [***] percent ([***]%) of 4DMT Net Sales by such Sublicensee of such UC Products.

(b) The term “Sublicense Consideration” shall mean consideration of any kind received by uniQure from a Sublicensee for the grant of a sublicense under this Agreement, such as upfront fees, royalties or milestone fees and including any premium paid by the Sublicensee over the Fair Market Value (as defined below) for stock of uniQure in consideration for such sublicense; provided, however, the following are not included in Sublicense Consideration:

(i) Support for activities of uniQure relating to the research, Development, manufacturing or Commercialization of Royalty Bearing Products, which shall not exceed the fully burdened cost (and in the case of manufacturing costs, the Fully Burdened Manufacturing Cost) for undertaking such activities performed by or for uniQure (including Third Parties on uniQure’s behalf) by more than [***] percent ([***]%);

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(ii) Proceeds derived from debt financing and any loans to uniQure by the Sublicensee;

(iii) Consideration received for the purchase of stock in uniQure or its Affiliate to the extent that the price per share for such equity does not exceed the Fair Market Value of such stock. The term “Fair Market Value” shall mean the average price at which the stock in question is publicly trading at for [***] ([***]) days prior to the earlier of (A) the date of the announcement of its purchase by the Sublicensee or (B) the date of its purchase by the Sublicensee, or if the stock is not publicly traded, the value of such stock as determined in good faith by the Board of Directors of uniQure or its applicable Affiliate as of the time of receipt of payment; and

(iv) Reimbursement of uniQure’s patent costs related to Patent Rights.

(c) 4DMT shall pay to uniQure the following percentages (“4D Sublicense Income Sharing Percentages”) of 4D Sublicense Consideration received by 4DMT for sublicenses under the Licensed IP under this Agreement:

(i) [***] percent ([***]%) for any sublicense that (A) is granted prior to initiating Animal POC for any Compound or Product that is subject of the sublicense and (B) does not require 4DMT to manufacture any such Compound or Product for Clinical Trial or commercial purposes;

(ii) [***] percent ([***]%) for any sublicense that (A) is granted prior to initiating Animal POC for any Compound or Product that is subject of the sublicense and (B) requires 4DMT to manufacture any such Compound or Product for Clinical Trial or commercial purposes;

(iii) [***] percent ([***]%) for any sublicense that does not meet the criteria set forth in Section 6.5(a)(i) or Section 6.5(a)(ii) above;

provided, however, that none of subsections (i), (ii) or (iii) shall result in 4DMT paying to uniQure under this Section 6.5 a percentage of any 4D Sublicense Consideration consisting of royalties from Sublicensees on sales of UC Products during the applicable Royalty Term that is less than [***] percent ([***]%) of Net Sales by such Sublicensee of such UC Products.

(d) The term “4D Sublicense Consideration” shall mean consideration of any kind received by 4DMT from a Sublicensee for the grant of a sublicense under this Agreement, such as upfront fees, royalties or milestone fees and including any premium paid by the Sublicensee over the Fair Market Value (as defined below) for stock of 4DMT in consideration for such sublicense; provided, however, the following are not included in 4D Sublicense Consideration:

(i) Support for activities of 4DMT relating to the research, Development, manufacturing or Commercialization of Royalty Bearing Products, which shall not exceed the fully burdened cost (and in the case of manufacturing costs, the Fully Burdened Manufacturing Cost) for undertaking such activities performed by or for 4DMT (including Third Parties on 4DMT’s behalf) by more than [***] percent ([***]%);

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(ii) Proceeds derived from debt financing and any loans to 4DMT by the Sublicensee;

(iii) Consideration received for the purchase of stock in 4DMT or its Affiliate to the extent that the price per share for such equity does not exceed the Fair Market Value of such stock. The term “Fair Market Value” shall mean the average price at which the stock in question is publicly trading at for [***] ([***]) days prior to the earlier of (A) the date of the announcement of its purchase by the Sublicensee or (B) the date of its purchase by the Sublicensee, or if the stock is not publicly traded, the value of such stock as determined in good faith by the Board of Directors of 4DMT or its applicable Affiliate as of the time of receipt of payment; and

(iv) Reimbursement of 4DMT’s patent costs related to Patent Rights.

(e) For purposes of this Article 6, “Sublicense Consideration received by uniQure” shall include Sublicense Consideration received by uniQure’s Affiliates (applying the definition of Sublicense Consideration mutatis mutandis to such Affiliates) and “4D Sublicense Consideration received by 4D” shall include 4D Sublicense Consideration received by 4DMT’s Affiliates (applying the definition of Sublicense Consideration mutatis mutandis to such Affiliates).

6.6 Reports; Payments. Within [***] ([***]) days after the end of each Calendar Quarter during which there are Net Sales or 4DMT Net Sales giving rise to a payment obligation under Section 6.4 or uniQure or 4DMT (as applicable) received Sublicense Consideration or 4D Sublicense Consideration giving rise to a payment obligation under Section 6.5, (a) uniQure or 4DMT (as applicable) shall submit to 4DMT or uniQure (as applicable) a report (i) identifying for each Royalty Bearing Product the Net Sales or 4DMT Net Sales for such Royalty Bearing Product for each country for such Calendar Quarter, the calculation of royalties (including gross sales and all deductions taken from gross sales and all reductions pursuant to Section 6.4(c)), and the royalties payable to 4DMT or uniQure (as applicable) and (ii) identifying the Sublicense Consideration or 4D Sublicense Consideration received by uniQure or 4DMT (as applicable) in such Calendar Quarter and the one or more Sublicense Income Sharing Percentages or 4D Sublicense Income Sharing Percentages applicable to such Sublicense Consideration, and (b) uniQure or 4DMT (as applicable) shall pay to 4DMT or uniQure (as applicable) all royalties payable under Section 6.4 and portions of Sublicense Consideration or 4D Sublicense Consideration payable under Section 6.5.

6.7 Books and Records; Audit Rights. Each Party (the “Audited Party”) shall keep (and shall cause its Affiliates and Sublicensees to keep) complete, true and accurate books and records in accordance with its Accounting Standards in sufficient detail for the other Party (the “Auditing Party”) to determine the payments due and costs incurred under this Agreement. Each Auditing Party shall have the right, [***] at its own expense, to have an independent, certified

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

public accounting firm of nationally recognized standing, selected by the Auditing Party and reasonably acceptable to the Audited Party, review any such records of the Audited Party in the location(s) where such records are maintained by the Audited Party upon reasonable notice (which shall be no less than [***] ([***]) days prior notice) and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the accuracy of the amounts paid under this Agreement within a [***] Calendar Year period preceding the date of the request for review. The report of such accounting firm shall be limited to a certificate stating whether any report made or invoice or payment submitted by the Audited Party during such period is accurate or inaccurate, the actual amounts of 4DMT or uniQure (as applicable) out-of-pocket expenses under Section 6.2(a), FTE Costs under Section 6.2(b), Equipment Payment reimbursements under Section 6.2(c), and any payments under Section 3.6, and the amount of any Net Sales, milestone, royalty or other payment discrepancy. No other information shall be provided to the Auditing Party. The Audited Party shall receive a copy of each such report concurrently with receipt by the Auditing Party. Should such inspection lead to the discovery of a discrepancy to the Auditing Party’s detriment, the Audited Party shall pay the amount of the discrepancy within [***] ([***]) days after its receipt from the accounting firm of the certificate showing the amount of the discrepancy. The Auditing Party shall pay the full cost of the review unless (a) uniQure or 4DMT (as applicable) was the Audited Party and the audited determined an underpayment of milestones or royalties which is greater than [***] percent ([***]%) of the amount due for the applicable period, in which case uniQure or 4DMT (as applicable) shall pay the reasonable costs charged by such accounting firm for such review, or (b) 4DMT or uniQure (as applicable) was the Audited Party and the audit determined an overpayment of 4DMT or uniQure (as applicable) out-of-pocket expenses under Section 6.2(a) or FTE Costs under Section 6.2(b), or underpayment of Equipment Payment reimbursements under Section 6.2(c), which is greater than [***] percent ([***]%) of the amount due for the applicable period, in which case 4DMT or uniQure (as applicable) shall pay the reasonable costs charged by such accounting firm for such review. Any overpayment of royalties by uniQure (or 4DMT, as applicable) revealed by an inspection shall be fully creditable against future royalty payments under Section 6.4. As of the Amended CLA Effective Date, notwithstanding anything express or implied, the Parties agree that there shall be no audits under this Section 6.7 as to accounting records for any time period prior to [***] before the Amended CLA Effective Date.

6.8 Withholding Taxes. (a) Subject to the provisions of Section 12.7, if Laws require withholding by uniQure of taxes imposed upon 4DMT on account of any royalty or other payment paid under this Agreement, such taxes shall be deducted by uniQure as required by Law from such remittable royalty or other payment and shall be paid by uniQure to the proper tax authorities; provided that before making any such deduction or withholding, uniQure shall give 4DMT notice of the intention to make such deduction or withholding, which notice shall include the authority, basis and method of calculation for the proposed deduction or withholding, and shall be provided to the extent practicable at least a reasonable period of time before such deduction or withholding is required, in order for 4DMT to obtain reduction of or relief from such deduction or withholding. Official receipts of payment of withholding taxes shall be secured and sent to 4DMT as evidence of such payment. The Parties shall exercise their best efforts to ensure that any withholding tax imposed is reduced as far as possible under the provisions of any relevant tax treaty.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b) Subject to the provisions of Section 12.7, if Laws require withholding by 4DMT of taxes imposed upon uniQure on account of any royalty or other payment paid under this Agreement, such taxes shall be deducted by 4DMT as required by Law from such remittable royalty or other payment and shall be paid by 4DMT to the proper tax authorities; provided that before making any such deduction or withholding, 4DMT shall give uniQure notice of the intention to make such deduction or withholding, which notice shall include the authority, basis and method of calculation for the proposed deduction or withholding, and shall be provided to the extent practicable at least a reasonable period of time before such deduction or withholding is required, in order for uniQure to obtain reduction of or relief from such deduction or withholding. Official receipts of payment of withholding taxes shall be secured and sent to uniQure as evidence of such payment. The Parties shall exercise their best efforts to ensure that any withholding tax imposed is reduced as far as possible under the provisions of any relevant tax treaty.

6.9 United States Dollars. All dollar ($) amounts specified in this Agreement are United States dollar amounts.

6.10 Payment Method and Currency Conversion. Except as otherwise provided herein, all payments due to a Party hereunder shall be due and payable within [***] ([***]) days after receipt of an invoice from the other Party and shall be paid via a bank wire transfer to such bank account as such Party shall designate. For the purposes of determining the amount of any payment due hereunder for the relevant Calendar Quarter under Section 6.4 or Section 6.5, amounts received by a Party in any foreign currency shall be converted into United States dollars in accordance with the normal business practice of such Party, as applied consistently across its business.

6.11 Blocked Payments.

(a) If, by reason of applicable Laws in any country in the Territory, it becomes impossible or illegal for uniQure or any of its Affiliates or Sublicensees to transfer, or have transferred on its behalf, royalties or other payments to 4DMT, uniQure shall promptly notify 4DMT of the conditions preventing such transfer and such royalties or other payments shall be deposited in local currency in the relevant country to the credit of 4DMT in a recognized banking institution with a good creditworthiness, such banking institution to be designated by 4DMT or, if none is designated by 4DMT within [***] ([***]) days, in a recognized banking institution selected by uniQure or its Affiliate or Sublicensee, as the case may be, and identified in a written notice given to 4DMT. If so deposited in a foreign country, uniQure shall provide, or cause its Affiliate or Sublicensee to provide, reasonable cooperation to 4DMT so as to allow 4DMT to assume control over such deposit as promptly as practicable.

(b) If, by reason of applicable Laws in any country in the Territory, it becomes impossible or illegal for 4DMT or any of its Affiliates or Sublicensees to transfer, or have transferred on its behalf, royalties or other payments to uniQure, 4DMT shall promptly notify uniQure of the conditions preventing such transfer and such royalties or other payments shall be deposited in local currency in the relevant country to the credit of uniQure in a recognized banking institution with a good creditworthiness, such banking institution to be designated by uniQure or, if none is designated by uniQure within [***] ([***]) days, in a recognized banking institution selected by

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

4DMT or its Affiliate or Sublicensee, as the case may be, and identified in a written notice given to uniQure. If so deposited in a foreign country, 4DMT shall provide, or cause its Affiliate or Sublicensee to provide, reasonable cooperation to uniQure so as to allow uniQure to assume control over such deposit as promptly as practicable.

6.12 Late Payments. Any payment not made within [***] ([***]) Business Days after the due date for such payment pursuant to the terms of this Agreement shall bear interest at a rate of the thirty-day U.S. dollar LIBOR rate effective for the date that payment was due (as published in The Wall Street Journal, Eastern Edition) plus [***]. Calculation of interest will be made for the exact number of days the payment was past due based on a year of 360 days (actual days/360).

ARTICLE VII

PATENTS

7.1 Disclosure. Each Party shall promptly disclose to the other Party any Inventions that it or its Affiliates or Sublicensees or their employees, independent contractors, or agents solely or jointly make, conceive, reduce to practice, or otherwise discover under this Agreement, and each Party shall maintain and make available to the other Party records regarding any Inventions that it has an obligation to assign under Section 7.2(a).

7.2 Ownership.

(a) uniQure shall solely own all Core uniQure Intellectual Property, and 4DMT shall solely own all Core 4MDT Intellectual Property. Without additional consideration, each Party shall assign and hereby does assign to the other Party such of its right, title, and interest in and to such Patent Rights (and shall require its Affiliates and Sublicensees, and all employees, independent contractors and their employees, and agents of such Party and its Affiliates and Sublicensees to so assign to the other Party such of their right, title, and interest) as is necessary to effectuate the allocation of right, title, and interest as set forth in this Section 7.2(a).

(b) Except as set forth in Section 7.2(a), as between the Parties, (i) each Party shall solely own all Know-How and Inventions invented solely by employees, agents and consultants of such Party or its Affiliates, and any Patent Right related thereto, subject to the licenses granted under ARTICLE V, and (ii) Know-How and Inventions invented jointly by employees, agents, or consultants of the Parties or their Affiliates (“Joint Intellectual Property”, which includes any Patent Right Covering such Know-How and Inventions (“Joint Patent Rights”) and any Know-How included in such Joint Intellectual Property (“Joint Know-How”)) shall be jointly owned, subject to the licenses granted under ARTICLE V. Inventorship shall be determined in accordance with U.S. patent Laws for purposes of determining ownership in accordance with the foregoing.

(c) Except as expressly provided in this Agreement, and subject to any restriction herein (including the licenses and exclusivity granted under ARTICLE V), (i) each joint owner may engage in research, Development, manufacturing and Commercialization activities relating to Joint Intellectual Property, and (ii) each may assign, license, sell or otherwise encumber or transfer any such interest without the prior written approval of the other Party and without obligation to account or provide compensation to the other Party.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.3 uniQure Prosecution and Maintenance of Patent Rights.

(a) uniQure shall be solely responsible for the Prosecution and Maintenance of the uniQure Patent Rights, including the Core uniQure Patent Rights, at its sole expense and its sole discretion. uniQure shall give 4DMT an opportunity to review the text of each application, office action response or other substantive document for a Core uniQure Patent Right specifically relating to [***] (but not any other uniQure Patent Right) before filing with any patent office in the Territory, shall consider 4DMT’s reasonable comments with respect thereto, and shall supply 4DMT with a copy of each such application, office action response or other substantive document as filed, together with notice of its filing date and serial number.

(b) uniQure shall have the sole right to determine whether any patent application is filed with respect to any Core uniQure Know-How and whether to maintain any Invention included in the Core uniQure Know-How as a trade secret. uniQure shall provide 4DMT with written notice if uniQure elects not to file a patent application claiming any particular Invention included in the Core uniQure Know-How specifically relating to compositions of matter of, methods of use of, or methods of making any Selected Capsid Variant because uniQure prefers to maintain such Invention as a trade secret (each, a “Trade Secret Election”).

(c) uniQure shall notify 4DMT at least [***] ([***]) days in advance of any applicable deadline if (i) uniQure decides that it does not wish to continue the Prosecution and Maintenance of a [***] for which no substitute has been filed, or (ii) uniQure decides that it intends to abandon claim scope in a [***], which claim scope is intended to be maintained by 4DMT, in which case, with respect to this clause (ii), 4DMT may assume responsibility for such claim scope by filing a divisional application restricted to such claim scope. In such cases (i) or (ii), uniQure shall allow 4DMT to assume responsibility for Prosecution and Maintenance of such Core uniQure Patent Right or divisional application at 4DMT’s expense. If 4DMT assumes such responsibility, then 4DMT may designate any counsel of its choice reasonably acceptable to uniQure to handle the Prosecution and Maintenance of such Core uniQure Patent Right or divisional application (which shall otherwise continue to be part of the Core uniQure Patent Rights).

7.4 4DMT Prosecution and Maintenance of Patent Rights. 4DMT shall be solely responsible for the Prosecution and Maintenance of the 4DMT Patent Rights, including the Core 4DMT Patent Rights, at its sole expense and its sole discretion. 4DMT will reasonably inform uniQure regarding the Prosecution and Maintenance of 4DMT Patent Rights (including in any case, an update at least [***]). Notwithstanding the foregoing, the Parties acknowledge that UC will handle the Prosecution and Maintenance of the UC Patent Rights in accordance with the terms of the UCB Agreements.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.5 Prosecution and Maintenance of Joint Patent Rights. The Prosecution and Maintenance of any Joint Patent Right shall be through a mutually selected patent counsel. Within [***] ([***]) days following the Effective Date, the Parties shall agree on a patent counsel (“Joint Counsel”) who shall be engaged by both Parties for the Prosecution and Maintenance of all such Joint Patent Rights. The following terms shall apply to each Joint Patent Right:

(a) The Parties shall instruct Joint Counsel to conduct its activities as follows: The Joint Counsel shall give uniQure and 4DMT (or each Party’s designee) an opportunity to review the text of each application, office action response or other substantive document for a Joint Patent Right before filing with any patent office in the Territory, shall incorporate uniQure’s and 4DMT’s (or each Party’s designee) reasonable comments with respect thereto, and shall supply uniQure and 4DMT (or each Party’s designee) with a copy of each such application, office action response or other substantive document as filed, together with notice of its filing date and serial number. In the event that 4DMT and uniQure provide Joint Counsel with conflicting instructions regarding the Prosecution and Maintenance of a Joint Patent Right, Joint Counsel shall make the Parties aware of such conflicting instructions and, if the Parties are not able to resolve such conflict within a reasonable time prior to the applicable filing deadline, the Joint Counsel shall take such action as would reasonably be expected to maximize the scope, extent and coverage of such Joint Patent Right.

(b) Both Parties shall cooperate with Joint Counsel in Prosecution and Maintenance of patent applications for Joint Patent Rights, including providing Joint Counsel with data and other information as appropriate with respect thereto.

(c) Joint Counsel shall keep uniQure and 4DMT advised of the status of the Prosecution and Maintenance of Joint Patent Rights, including actual and prospective patent filings for Joint Patent Rights, and shall provide each Party with advance copies of any and all papers related thereto. Joint Counsel shall promptly give notice to uniQure and 4DMT of the grant, lapse, revocation, surrender, invalidation or abandonment of any Joint Patent Right.

(d) The Parties shall equally share all fees and costs charged by Joint Counsel with respect to the Prosecution and Maintenance of Joint Patent Rights and all other mutually agreed and approved out-of-pocket costs and expenses incurred by either Party in connection with such Prosecution and Maintenance of Joint Patent Rights.

(e) uniQure shall notify 4DMT and Joint Counsel at least [***] ([***]) days in advance of the next deadline if (A) uniQure decides that it does not wish to continue paying for the Prosecution and Maintenance of a particular Joint Patent Right for which no substitute has been filed, or (B) uniQure decides that it intends to abandon claim scope in a Joint Patent Right which claim scope is intended to be maintained by 4DMT, in which case, with respect to this clause (B), 4DMT may assume responsibility for such claim scope by filing a divisional application restricted to such claim scope. In such cases (A) or (B), uniQure shall allow 4DMT to assume responsibility for Prosecution and Maintenance of the respective Patent Rights, including payments incurred after [***] ([***]) days after receipt of uniQure’s notice. If 4DMT assumes such responsibility, then: (i) 4DMT may designate any counsel of its choice to handle the Prosecution and Maintenance of such Joint Patent Right or of the divisional application and it shall cease to be a part of the Joint Patent Rights; (ii) uniQure shall lose its licenses to such former Joint Patent Right or divisional application under ARTICLE V and such former Joint Patent Right or divisional application shall be deemed a 4DMT Patent Right; and (iii) uniQure shall and hereby

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

does transfer and assign all right, title and interest in said former Joint Patent Right or of the divisional application to 4DMT as the sole owner. If 4DMT decides not to assume such responsibility, then it shall instruct Joint Counsel to abandon the Prosecution and Maintenance of such Joint Patent Right or not to file such divisional application.

(f) 4DMT shall notify uniQure and Joint Counsel at least [***] ([***]) days in advance of the next deadline if (A) 4DMT decides that it does not wish to continue paying for the Prosecution and Maintenance of a particular Joint Patent Right for which no substitute has been filed, or (B) 4DMT decides that it intends to abandon claim scope in a Joint Patent Right which claim scope is intended to be maintained by uniQure, in which case, with respect to this clause (B), uniQure may assume responsibility for such claim scope by filing a divisional application restricted to such claim scope. In such cases (A) or (B), 4DMT shall allow uniQure to assume responsibility for Prosecution and Maintenance of the respective Patent Rights, including payments incurred after [***] ([***]) days after receipt of 4DMT’s notice. If uniQure assumes such responsibility, then: (i) uniQure may designate any counsel of its choice to handle the Prosecution and Maintenance of such Joint Patent Right or of the divisional application and it shall cease to be a part of the Joint Patent Rights and no further uniQure royalty obligations shall exist under this Agreement with respect thereto; (ii) 4DMT shall lose its licenses to such former Joint Patent Right or divisional application under ARTICLE V and such former Joint Patent Right or divisional application shall be deemed a uniQure Patent Right; and (iii) 4DMT shall and hereby does transfer and assign all right, title and interest in said former Joint Patent Right or of the divisional application to uniQure as the sole owner. If uniQure decides not to assume such responsibility, then it shall instruct Joint Counsel to abandon the Prosecution and Maintenance of such Joint Patent Right or not to file such divisional application.

7.6 Third Party Infringement.

(a) Notice. Each Party shall promptly report in writing to the other Party any known or suspected (i) infringement of any of the 4DMT Patent Rights, uniQure Patent Rights or Joint Patent Rights, or (ii) unauthorized use or misappropriation of any of the 4DMT Know-How, uniQure Know-How or Joint Know-How, of which such Party becomes aware and shall provide the other Party with all available evidence regarding such known or suspected infringement or unauthorized use.

(b) Enforcement of Solely Owned Patent Rights. uniQure shall have the sole right to enforce the uniQure Patent Rights, including the Core uniQure Patent Rights. Subject to UC’s rights under the UCB Agreements with respect to any UC Patent Right included in the 4DMT Patent Rights, 4DMT shall have the sole right to enforce any 4DMT Patent Right, including the Core 4DMT Patent Rights. Each Party shall cooperate in the prosecution of any such suit brought by the enforcing Party as may be reasonably requested by the enforcing Party; provided that the enforcing Party shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by the non-enforcing Party in connection with such cooperation.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c) Enforcement of Joint Patent Rights.

(i) In the Field. uniQure shall have the first right, but not the obligation, to initiate a lawsuit or take other reasonable action to enforce the Joint Patent Rights against any infringement in the Field. 4DMT shall cooperate in the prosecution of any such suit as may be reasonably requested by uniQure, including joining any action as party-plaintiff at uniQure’s sole discretion; provided that uniQure shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by 4DMT in connection with such cooperation.

(ii) Outside the Field. 4DMT shall retain any and all rights to initiate a lawsuit or take other reasonable action to enforce the Joint Patent Rights against any infringement outside the Field. uniQure shall cooperate in the prosecution of any such suit as may be reasonably requested by 4DMT, including joining any action as party-plaintiff at 4DMT’s sole discretion; provided that 4DMT shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by uniQure in connection with such cooperation.

(iii) Step-In Right. If either Party does not initiate a lawsuit or take other reasonable action pursuant to this Section 7.6(c) (the “Non-Enforcing Party”), then the other Party (the “Enforcing Party”) shall have the right, but not the obligation, to initiate such lawsuit or take such other action, after providing [***] ([***]) days’ notice to the Non-Enforcing Party and giving good faith consideration to the Non-Enforcing Party’s reason(s) for not initiating a lawsuit or taking other action. For this purpose, the Non-Enforcing Party shall cooperate in the prosecution of any such suit as may be reasonably requested by the Enforcing Party, including joining any action as party-plaintiff at the Non-Enforcing Party’s sole discretion; provided, that the Enforcing Party shall promptly reimburse all out-of-pocket expenses (including reasonable counsel fees and expenses) actually incurred by the Non-Enforcing Party in connection with such cooperation.

(d) Conduct of Certain Actions; Costs. The Party initiating legal action shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to Section 7.6(b) or 7.6(c) (the “Initiating Party”). The Initiating Party shall bear its own out-of-pocket costs incurred in any such legal action, including the fees and expenses of the counsel selected by it. The other Party shall have the right to participate and be represented in any such legal action (in cases where such other Party has standing) by its own counsel at its own expense. The Initiating Party shall have the final say about the strategy and decisions in the suit and any settlement.

(e) Recoveries. Any amount recovered in any action or settlement of any such action shall be allocated first to equally reimburse each Party’s actual out-of-pocket costs (including reasonable attorneys’ fees and expenses) incurred in such action and any amount remaining shall be allocated to the Initiating Party; provided that if uniQure is the Initiating Party with respect to any such suit to enforce any Patent Right included in the Licensed IP in the Field, then, with respect to any remaining portion of such recovery, (i) any amount that reflects punitive or exemplary damages shall be allocated [***] percent ([***]%) to uniQure and [***] ([***]%) to 4DMT, and (ii) any other amounts shall be treated as Net Sales and subject to payment of royalties under Section 6.4(a); and provided further that if uniQure is the Initiating Party with respect to any such suit to enforce any Joint Patent Right outside the Field, or if 4DMT is the Initiating Party with respect to any such suit to enforce any Joint Patent Right in the Field, any amount remaining shall be allocated [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.7 Patent Invalidity Claim. Each Party shall promptly notify the other in the event of any legal or administrative action by any Third Party against a 4DMT Patent Right, uniQure Patent Right or Joint Patent Right of which it becomes aware, including any nullity, revocation, reexamination or compulsory license proceeding. To the extent such action is in connection with an enforcement of such Patent Right under Section 7.6, the Parties’ rights with respect to defending any such Patent Right in any such proceeding shall correspond to those set forth in Section 7.6.

7.8 Patent Term Extensions.

(a) uniQure shall have full and exclusive right to determine and control all filings of requests for any patent term extension or supplemental patent certificate or their equivalents in any country in the Territory for any uniQure Patent Right, including any Core uniQure Patent Right, and all costs and expenses relating thereto shall be paid by uniQure.

(b) 4DMT shall have full and exclusive right to determine and control all filings of requests for any patent term extension or supplemental patent certificate or their equivalents in any country in the Territory for any 4DMT Patent Right, including any Core 4DMT Patent Right, and all costs and expenses relating thereto shall be paid by 4DMT.

(c) The Parties shall jointly determine how to defend any such action relating to any Joint Patent Right.

(d) The Parties shall reasonably cooperate with each other in obtaining patent term extensions or supplemental protection certificates or their equivalents in any country in the Territory.

7.9 Orange Book; Paragraph IV Certification.

(a) uniQure shall have the right, but not the obligation, to list any uniQure Patent Rights in the then-current edition of the FDA publication “Approved Drug Products With Therapeutic Equivalence Evaluations” (the “Orange Book”), or equivalent patent listings in other countries.

(b) With respect to any notification provided by a Third Party to uniQure or 4DMT under 21 U.S.C. § 355(j)(2)(B) making a certification described in 21 U.S.C. § 355(j)(2)(A)(vii)(IV) with respect to any uniQure Patent Right that is listed for a Royalty Bearing Product in the Orange Book, or equivalent actions in other countries, (each a “Paragraph IV Certification”), the following shall apply notwithstanding Sections 7.6 and 7.7:

(i) Without any avoidable delay, however at the latest within [***] ([***]) Business Days after receipt of any notification of a Paragraph IV Certification, such Party shall notify the other Party in writing and attach of copy of such notification. uniQure and 4DMT shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding, including the negotiation of the offer of confidential access.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(ii) With respect to any uniQure Patent Right, uniQure shall have the sole right to initiate any infringement proceeding as a result of such Paragraph IV Certification (a “Paragraph IV Proceeding”) with respect to a Royalty Bearing Product, including by commencing a patent infringement action under 35 U.S.C. § 271(e)(2)(A), and shall bear the expense of any such Paragraph IV Proceeding and, if legally required, may commence such action in 4DMT’s or the relevant 4DMT Affiliate’s name and on 4DMT’s or the relevant 4DMT Affiliate’s behalf.

(iii) Section 7.6(e) shall apply if any amount is recovered in any Paragraph IV Proceeding or settlement of any Paragraph IV Proceeding under this Section 7.9(b).

7.10 CREATE Act. Each Party acknowledges and agrees that this Agreement is a “joint research agreement” as contemplated by 35 U.S.C. § 102(c), and that all Inventions are intended to have the benefit of the rights and protections conferred by the Cooperative Research and Enhancement Act of 2004 (the “CREATE Act”). In the event that a Party seeks to rely on the foregoing and to invoke the CREATE Act with respect to any Invention, such Party will give prior written notice to the other Party of its intent to invoke the CREATE Act and of each submission or disclosure such Party intends to make to the United States Patent and Trademark Office (the “USPTO”) pursuant to the CREATE Act, including: (a) any disclosure of the existence or contents of this Agreement to the USPTO, (b) the disclosure of any “subject matter developed by the other Party” (as such term is used in the CREATE Act) in an information disclosure statement or otherwise, or (c) the filing of any terminal disclaimer over the intellectual property of the other Party, it being agreed that no such submission, disclosure or filing shall be made by such Party without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, except that no such consent shall be required to disclose to the USPTO, through an information disclosure statement or otherwise, any “subject matter developed by the other Party” that was previously published or included in a published patent application by the other Party. The other Party will provide reasonable cooperation to such Party in connection with such Party’s efforts to invoke and rely on the CREATE Act.

ARTICLE VIII

CONFIDENTIALITY AND PUBLICATION

8.1 Confidentiality Obligations. Each Party shall (a) maintain in confidence the Confidential Information of the other Party to the same extent such Party maintains its own confidential information, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the other Party, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement. Such obligations shall survive for a period of [***] ([***]) years after termination or expiration of this Agreement, except that such obligations shall survive with respect to any Confidential Information identified by the disclosing Party as a trade secret for so long as such Confidential Information remains a trade secret.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

8.2 Exceptions to Confidentiality. Notwithstanding the foregoing, the obligations of confidentiality set forth in Section 8.1 shall not apply to information that, in each case as demonstrated by competent written documentation:

(a) is publicly disclosed or made generally available to the public by the disclosing Party, either before or after it becomes known to the receiving Party;

(b) was known to the receiving Party, without any obligation to keep it confidential, prior to the date of first disclosure by the disclosing Party to the receiving Party, as shown by the receiving Party’s files and records;

(c) is subsequently disclosed to the receiving Party by a Third Party lawfully in possession thereof without obligation to keep it confidential and without a breach of such Third Party’s obligations of confidentiality;

(d) has been publicly disclosed or made generally available to the public other than through any act or omission of the receiving Party or its Affiliates in breach of this Agreement; or

(e) has been independently developed by the receiving Party without the aid, application or use of the disclosing Party’s Confidential Information (the competent written proof of which must be contemporaneous with such independent development).

8.3 Authorized Disclosure. Notwithstanding Section 8.1, a Party may disclose Confidential Information of the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a) Prosecuting and Maintaining Patent Rights in accordance with this Agreement;

(b) making filings with Regulatory Authorities in accordance with this Agreement;

(c) complying with applicable Laws or submitting information to tax or other Governmental Authorities; provided that if a Party is required by Law to make any public disclosure of Confidential Information of the other Party, to the extent it may legally do so, it will give reasonable advance notice to the other Party of such disclosure and will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise);

(d) to its Affiliates, and to prospective and actual acquirers, licensees, sublicensees, employees, consultants, agents, accountants, lawyers, advisors, investors and underwriters, on a need to know basis, each of whom prior to disclosure must be bound by written or professional ethical obligations of confidentiality and non-use equivalent in scope to those set forth in this ARTICLE VIII and that are of reasonable duration in view of the circumstances of the disclosure; or

(e) to the extent mutually agreed to in writing by the Parties.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

8.4 Scientific Publications. During the Research Term, neither Party shall first publish or first present in a public forum the scientific or technical results of any activity performed pursuant to this Agreement without the opportunity for prior review and comment by the other Party. Each Party agrees to provide the other Party with the opportunity to review any proposed abstract, manuscript or scientific presentation (including any verbal presentation) that relates to its activities performed pursuant to this Agreement during the Research Term, at least [***] ([***]) days prior to its intended submission for publication and agrees, upon request, not to submit any such abstract or manuscript for publication until the other Party is given a reasonable period of time up to [***] ([***]) months to secure patent protection for any material in such publication that it believes to be patentable. Both Parties understand that a reasonable commercial strategy may require delay of publication of information or filing of patent applications first with respect to activities performed or results obtained pursuant to this Agreement during the Research Term, or not to publish at all if necessary to preserve trade secrets. The Parties agree to review and decide whether to delay publication of such information to permit filing of patent applications. Neither Party shall have the right to publish or present any Confidential Information of the other Party, except as provided in Section 8.3. After the Research Term, each Party and its Affiliates may publish or present results, data or scientific findings of any of their activities performed after the Research Term without the prior review of the other Party, provided that such publication or presentation does not disclose any of the other Party’s Confidential Information. After the Research Term, neither Party nor its Affiliates may publish or present any of the results, data or scientific findings of any activity performed by the other Party or its Affiliates pursuant to this Agreement without prior review and prior written consent of such other Party. Nothing contained in this Section 8.4 shall prohibit the inclusion of information necessary for a patent application; provided that the non-filing Party is given a reasonable opportunity to review the information to be included prior to submission of such patent application. For clarity, any publication under this Section 8.4 shall be consistent with uniQure’s internal publication strategy, which shall be made available to 4DMT upon request. Nothing contained in this Section 8.4 shall prohibit either Party from disclosing the results, data or scientific findings of any activity performed by the other Party or its Affiliates pursuant to this Agreement without prior review and prior written consent of the other Party, where required, as reasonably determined by the disclosing Party’s legal counsel, by applicable Law; provided that if a Party is required by Law to make any such disclosure, to the extent it may legally do so, it will give reasonable advance notice to the other Party of such disclosure and will use its reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

8.5 Press Releases and Other Permitted Disclosures.

(a) 4DMT and uniQure each agree not to disclose any of the terms and conditions of this Agreement to any Third Party, except as described below in this Section 8.5. The Parties will cooperate in the release of a mutually agreed upon press release announcing the collaboration contemplated by this Agreement as soon as practicable after the Effective Date. Subject to the other provisions of this Agreement, no other press release, public statement or public disclosure concerning the existence or terms of this Agreement shall be made, either directly or indirectly, by either Party, without first obtaining the written approval of the other Party, which

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

such approval shall not be unreasonably withheld or delayed beyond [***] ([***]) Business Days (or [***] ([***]) Business Days if the Party wishing to make such disclosure or any of its controlling Affiliates is then a public company) following submission to the approving Party of a draft of the respective press release, public statement or public disclosure. In no event shall any such subsequent press release, public statement or public disclosure by 4DMT disclose, if previously undisclosed, the identity of any Compound or Product or the stage of development of any Compound or Product that uniQure is researching, Developing, manufacturing, or Commercializing; provided that for clarity, uniQure may disclose, without the written approval of 4DMT, the identity of any Compound or Product or the stage of development of any Compound or Product that uniQure is researching, Developing, manufacturing, or Commercializing. In no event shall any such subsequent press release, public statement or public disclosure by a Party disclose, if previously undisclosed, the financial terms of this Agreement; provided that 4DMT may disclose the receipt of, and uniQure may disclose the payment of, any milestone payment but not the amount of such milestone payment; provided, further, however, that if disclosure of the amount of a milestone payment is required by applicable Law, by applicable stock exchange regulation, or by order or other ruling of a competent court, as set forth in Section 8.5(c), then 4DMT or uniQure, as the case may be, may also disclose such amount in a public statement or disclosure. Once any public statement or public disclosure has been approved in accordance with this Section 8.5, then either Party may appropriately communicate information contained in such permitted statement or disclosure.

(b) Either Party may disclose the existence and terms of this Agreement in confidence to its attorneys, to UC, and to each of the following, under an agreement with terms of confidentiality and non-use no less rigorous than the terms contained in this Agreement and, as applicable, to use such information solely for the purpose permitted pursuant to the applicable subsection of this Section 8.5(b):

(i) professional accountants, consultants, or auditors;

(ii) bankers or other financial advisors, in connection with an initial public offering, private financing or other strategic transaction, or corporate valuation for internal purposes;

(iii) potential acquirers (and their respective attorneys and professional advisors), in connection with a potential merger, acquisition or reorganization; provided that the Party making the disclosure has a bona fide offer (e.g., a signed term sheet or letter of intent, even if non-binding) from such Third Party for such a transaction;

(iv) to actual or potential investors, lenders or permitted assignees of such Party (and their respective attorneys and professional advisors); or

(v) to actual or potential licensees or sublicensees of such Party (and their respective attorneys and professional advisors); provided that such disclosure in the case of 4DMT shall not include any financial terms, the Candidate Success Criteria, the Delivery Success Criteria, or Schedule 1.76.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c) Notwithstanding the foregoing provisions of this ARTICLE VIII, a Party may disclose the existence and terms of this Agreement, however excluding, as far as legally possible, Schedule 1.76, or the Parties’ activities under this Agreement, where required, as reasonably determined by the legal counsel of the disclosing Party, by applicable Law, by applicable stock exchange regulation or by order or other ruling of a competent court, although, to the extent practicable, the other Party shall be given [***] ([***]) Business Days advance notice of any such legally required disclosure to comment and reasonably consider such comments provided by such other Party on the proposed disclosure. In case either Party is obliged to publish this Agreement as a “material agreement” in accordance with the U.S. stock exchange regulations (“SEC Filing”), this Agreement shall be redacted by the filing Party as far as legally possible, and the filing Party shall cooperate with the other Party reasonably in advance to such SEC Filing to enable the other Party to review and comment on the scope of such redaction.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

9.1 Representations and Warranties of the Parties. uniQure and 4DMT each represent, warrant and covenant to the other that:

(a) as of the Effective Date, it has the authority and right to enter into and perform this Agreement and grant the rights embodied herein, and it is not aware of any legal impediment that could inhibit its ability to perform its obligations under this Agreement;

(b) as of the Effective Date, its execution, delivery and performance of this Agreement does not conflict with, or constitute a breach of, any order, judgment, agreement or instrument to which it is a party or is otherwise bound;

(c) it shall comply in all material respects with all Laws applicable to its actions under this Agreement; and

(d) as of the Effective Date, no consent of any Third Party is required for such Party to grant the licenses and rights granted to the other Party under this Agreement or to perform its obligations hereunder.

9.2 Representations and Warranties of 4DMT. 4DMT represents, warrants and covenants to uniQure that:

(a) as of the Effective Date, Schedule 1.5 is compiled accurately and, to the extent set forth in Section 1.5, is complete regarding the subject matter set forth therein;

(b) as of the Effective Date, 4DMT has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in 4DMT Intellectual Property in a manner inconsistent with the terms hereof;

(c) as of the Effective Date, 4DMT has valid and existing licenses, free and clear of all liens, charges and encumbrances, to the 4DMT Patent Rights not owned by 4DMT;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(d) as of the Effective Date, to 4DMT’s knowledge, the conception, development and reduction to practice of the 4DMT Intellectual Property has not constituted or involved the misappropriation of trade secrets of any Third Party or the infringement of issued Patent Rights of any Third Party;

(e) as of the Effective Date, 4DMT has not received any written notice of any unauthorized use, infringement, or misappropriation by any person or entity, including any current or former employee or consultant of 4DMT, of any 4DMT Intellectual Property;

(f) as of the Effective Date, to 4DMT’s knowledge, there are no claims, judgments, settlements pending or any action with respect to the 4DMT Intellectual Property;

(g) as of the Effective Date, to 4DMT’s knowledge, uniQure’s use of the 4DMT Intellectual Property, as reasonably anticipated to be used in the conduct of the Research Program, will not infringe any valid Patent Right existing as of the Effective Date and owned by any Third Party;

(h) all of 4DMT’s personnel and employees, and Third Parties, including agents and consultants, hired by 4DMT and involved in the Research Program are, or when hired will be, under a written obligation to assign to 4DMT any right they may have in any Invention first invented, discovered, made, conceived or reduced to practice in the conduct of activities pursuant to the Research Program, and all intellectual property rights therein;

(i) it will not, after the Effective Date, enter into any written or oral contractual obligation with any Third Party that would be inconsistent with the obligations that arise on its part out of this Agreement or that would deprive uniQure of the benefits of or rights granted under this Agreement;

(j) as of the Effective Date, each of the UCB Agreements is in full force and effect, and 4DMT will not, after the Effective Date, terminate, amend or otherwise modify any of the terms thereof without prior written consent from uniQure, or take any action or refrain from taking any action that would permit UC to terminate any UCB Agreement (it being recognized that if the Selected Capsid Variants are not UC AAV Capsid Variants, and UC terminates any UCB Agreement, 4DMT shall not be deemed to be in breach of the foregoing), and 4DMT shall promptly provide uniQure with a copy of each notice it receives from UC under any UCB Agreement; and

(k) if, during the Term, 4DMT has reason to believe that it or any of its employees, officers, subcontractors, or consultants rendering services hereunder (i) is or shall be debarred or convicted of a crime under 21 U.S.C. Section 335a, or (ii) is or shall be under indictment under said Section 335a, then 4DMT shall immediately notify uniQure in writing.

For purposes of this Section 9.2, “knowledge” shall mean the actual knowledge of 4DMT, including [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

9.3 Representations and Warranties of uniQure. uniQure represents, warrants and covenants to 4DMT that:

(a) all of uniQure’s personnel and employees, and Third Parties, including agents and consultants, hired by uniQure and involved in the Research Program are, or when hired will be, under a written obligation to assign to uniQure any right they may have in any Invention first invented, discovered, made, conceived or reduced to practice in the conduct of activities pursuant to the Research Program, and all intellectual property rights therein;

(b) it will not, after the Effective Date, enter into any written or oral contractual obligation with any Third Party that would be inconsistent with the obligations that arise on its part out of this Agreement or that would deprive 4DMT of the benefits of or rights granted under this Agreement;

(c) if, during the Term, uniQure has reason to believe that it or any of its employees, officers, subcontractors, or consultants rendering services hereunder (i) is or shall be debarred or convicted of a crime under 21 U.S.C. Section 335a, or (ii) is or shall be under indictment under said Section 335a, then uniQure shall immediately notify 4DMT in writing.

9.4 No Other Warranties.

(a) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND PARTICULARLY THAT PRODUCT(S) WILL BE SUCCESSFULLY DEVELOPED HEREUNDER, AND IF PRODUCT(S) ARE DEVELOPED, WITH RESPECT TO SUCH PRODUCT(S), THE PARTIES DISCLAIM ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

(b) uniQure acknowledges that UC has not warranted to 4DMT under the UCB Agreements as to the validity of any Patent Rights or that practice under such Patent Rights shall be free of infringement. UNIQURE, ITS AFFILIATES AND ITS SUBLICENSEE(S) AGREE THAT (I) THE LICENSES GRANTED PURSUANT TO THE UCB AGREEMENTS, THE UC AAV CAPSID VARIANTS, AND THE ASSOCIATED INVENTIONS ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED; (II) UC MAKES NO REPRESENTATION OR WARRANTY THAT ANY INVENTION CLAIMED BY THE UC PATENT RIGHTS, THE UC AAV CAPSID VARIANTS, THE UC PATENT RIGHTS, OR THE UC PRODUCTS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT; AND (III) IN NO EVENT WILL UC BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THE LICENSES GRANTED PURSUANT TO THE UCB AGREEMENTS OR THE USE OF ANY INVENTION CLAIMED BY THE UC PATENT RIGHTS, THE UC AAV CAPSID VARIANTS, THE UC PATENT RIGHTS, OR THE UC PRODUCTS.

9.5 Indemnification by uniQure. uniQure shall indemnify, hold harmless and defend 4DMT, its Affiliates and all of their respective officers, directors, employees, agents and shareholders (collectively, the “4DMT Indemnitees”) from and against any and all losses, damages, liabilities, judgments, fines, amounts paid in settlement, expenses and costs of defense

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(including reasonable attorneys’ fees and witness fees) (collectively, “Damages”) resulting from any demand, claim, action or proceeding brought or initiated by a Third Party (each a “Third Party Claim”) against any 4DMT Indemnitee to the extent arising out of: (a) a Default by uniQure; (b) the negligence or willful misconduct of a uniQure Indemnitee; or (c) the use, Development, Commercialization, storage or other exploitation of any Compound or Product by uniQure, its Affiliates, Sublicensees, Third Party Distributors, or Third Party independent contractors; provided that (i) the 4DMT Indemnitees shall comply with the procedures set forth in Section 9.7(a); and (ii) such indemnity shall not apply to the extent such Third Party Claim is subject to indemnification by 4DMT under Section 9.6.

9.6 Indemnification by 4DMT. 4DMT shall indemnify, hold harmless and defend uniQure, its Affiliates and all of their respective officers, directors, employees, agents, and shareholders (collectively, the “uniQure Indemnitees”) from and against any and all Damages resulting from any Third Party Claim against any uniQure Indemnitee to the extent arising out of: (a) a Default by 4DMT; (b) the negligence or willful misconduct of a 4DMT Indemnitee; or (c) the use, Development, Commercialization, storage or other exploitation of any 4DMT AAV Capsid Vector, Compound, Product (other than a Royalty Bearing Compound or Royalty Bearing Product), or 4DMT Product with which 4DMT proceeds under Section 4.4, in each case by 4DMT, its Affiliates, sublicensees or Third Party independent contractors; provided that (i) the uniQure Indemnitees shall comply with the procedures set forth in Section 9.7(b); and (ii) such indemnity shall not apply to the extent such Third Party Claim is subject to indemnification by uniQure under Section 9.5.

9.7 Procedure.

(a) To be eligible for the 4DMT Indemnitees to be indemnified hereunder, 4DMT shall provide uniQure with prompt notice of the Third Party Claim giving rise to the indemnification obligation under Section 9.5 and the exclusive ability to defend or settle any such claim; provided however that uniQure shall not enter into any settlement for damages, or that imposes upon 4DMT any obligation or liability, without 4DMT’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. 4DMT shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by uniQure.

(b) To be eligible for the uniQure Indemnitees to be indemnified hereunder, uniQure shall provide 4DMT with prompt notice of the Third Party Claim giving rise to the indemnification obligation under Section 9.6 and the exclusive ability to defend or settle any such claim; provided however that 4DMT shall not enter into any settlement for damages, or that imposes upon uniQure any obligation or liability, without uniQure’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. uniQure shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by 4DMT.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

9.8 uniQure Indemnity to UC. uniQure shall, and shall require its Sublicensees to, indemnify, defend, and hold harmless UC and IGT, and their officers, employees, and agents; sponsor(s) of the research that led to the inventions disclosed in the UC Patent Rights and the UC AAV Capsid Variants; and the inventors of any UC Patent Rights and their employers against any and all losses, damages, costs, fees, and expenses resulting from Third Party claims and suits arising out of uniQure’s activities under this Agreement or of any Sublicensee activities under any sublicense agreement granting rights under the UC Patent Rights or the UC AAV Capsid Variants, or any use or possession of the UC AAV Capsid Variants resulting from uniQure’s exploitation of its rights thereto. This indemnification will include any product liability claims. uniQure will keep UC informed of its defense of any claims pursuant to this Section 9.8, and UC will cooperate reasonably in any such suit. If UC invokes the provisions of this Section 9.8, UC will not make any admissions or take any actions in such claim or suit that may prejudice or impair uniQure’s ability to defend such claim or suit without uniQure’s prior written consent, and uniQure will not admit liability or wrongdoing on behalf of UC without UC’s prior written consent.

9.9 Insurance. Each Party shall procure and maintain insurance or self-insurance, including general liability insurance and product liability insurance, adequate to cover its obligations hereunder and that are consistent with normal business practices of prudent companies similarly situated, at all times during which any Research Compound, Royalty Bearing Compound, or Royalty Bearing Product is being Developed, clinically tested in human subjects or Commercialized by or on behalf of such Party, its Affiliates or sublicensees, including, in the case of uniQure, its Sublicensees. It is understood that any such insurance or self-insurance shall not be construed to create a limit of a Party’s liability with respect to its indemnification obligations under this ARTICLE IX. Each Party shall provide the other Party with written evidence of such insurance or self-insurance upon request. Each Party shall provide the other Party with written notice at least [***] ([***]) days prior to the cancellation, non-renewal or material change in such insurance or self-insurance which could adversely affect rights hereunder. Without limiting the generality of the foregoing:

(a) uniQure, at its sole cost and expense, will ensure that the applicable entity performing activities in connection with any work performed hereunder, whether uniQure, an Affiliate, or a Sublicensee, will obtain, keep in force, and maintain the following insurance:

(i) prior to the start of Clinical Trials of a UC Product, commercial form general liability insurance (contractual liability included) with limits as follows:

Each Occurrence	$[***]
Products/Completed Operations Aggregate	$[***]
Personal and Advertising Injury	$[***]
General Aggregate	$[***]

(ii) Upon the start of any Clinical Trials of a UC Product, commercial form general liability insurance (contractual liability included), and product liability insurance if not otherwise included, with limits as follows:

Each Occurrence	$[***]
Products/Completed Operations Aggregate	$[***]
Personal and Advertising Injury	$[***]
General Aggregate	$[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(iii) upon the First Commercial Sale of a UC Product, commercial form general liability insurance (contractual liability included), and product liability insurance if not otherwise included, with limits as follows:

Each Occurrence	$[***]
Products/Completed Operations Aggregate	$[***]
Personal and Advertising Injury	$[***]
General Aggregate	$[***]

If the above insurance is written on a claims-made form, it shall continue for [***] ([***]) years following termination or expiration of this Agreement.

(iv) worker’s compensation as legally required in the jurisdiction in which uniQure, an Affiliate, or a Sublicensee, as applicable, is doing business.

uniQure will promptly notify UC of any material reduction in the insurance coverages below the amounts required hereunder.

(b) Within [***] ([***]) days after the Effective Date, uniQure will furnish 4DMT with certificates of insurance evidencing compliance with all requirements. Such certificates will:

(i) where possible, provide for [***] ([***]) days’ ([***] ([***]) days for non-payment of premium) advance written notice to 4DMT and UC of any cancellation of insurance coverages described above in Section 9.9(a);

(ii) indicate that 4DMT and UC have been endorsed as additional insureds under the coverage described above in Section 9.9(a); and

(iii) include a provision that the coverages described above in Section 9.9(a) will be primary and will not participate with, nor will be excess over, any valid and collectable insurance or program of self-insurance maintained by 4DMT or UC.

9.10 No Consequential or Punitive Damages. EXCEPT WITH RESPECT TO (a) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THIS AGREEMENT WITH RESPECT TO THIRD PARTY CLAIMS, (b) A BREACH OF THE CONFIDENTIALITY OBLIGATIONS OF ARTICLE VIII, (c) A BREACH OF SECTION 5.6, OR (d) A PARTY’S WILLFUL MISCONDUCT, NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

ARTICLE X

TERM AND TERMINATION

10.1 Term and Expiration. This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Section 10.2, this Agreement shall continue in effect until the expiration of all of uniQure’s and 4DMT’s payment obligations hereunder (the “Term”). Upon expiration, all licenses granted hereunder shall be fully paid-up, perpetual and irrevocable.

10.2 Termination.

(a) Termination of Agreement for Cause.

(i) This Agreement may be terminated at any time during the Term upon written notice by either Party (the “Non-Defaulting Party”) upon Default of the other Party (the “Defaulting Party”), which Default remains uncured for ninety (90) days after written notice requesting cure of such Default. The Non-Defaulting Party shall provide written notice to the Defaulting Party, which notice shall identify the Default, the intent to so terminate and the actions or conduct that it considers would be an acceptable cure of such Default. If the Defaulting Party disputes the Default under this Section 10.2(a), then the issue of whether the Non-Defaulting Party may properly terminate this Agreement on expiration of the applicable cure period shall be resolved in accordance with ARTICLE XI. If, as a result of such dispute resolution process, it is determined that the alleged Defaulting Party committed a Default and the Defaulting Party does not cure such Default within sixty (60) days after the date of such dispute resolution award (the “Additional Cure Period”), then such termination shall be effective as of the expiration of the Additional Cure Period. If the Parties dispute whether such Default was so cured, either Party alone may request the same tribunal to determine whether it was so cured, and the Parties shall cooperate to allow such determination to be made within thirty (30) days after such request by either Party. Any such dispute resolution proceeding does not suspend any obligation of either Party hereunder, and each Party shall use reasonable efforts to mitigate any damage. If, as a result of any such dispute resolution proceeding, it is determined that the alleged Defaulting Party did not commit such Default (or such Default was cured in accordance with this Section 10.2(a)), then no termination shall be effective, and this Agreement shall continue in full force and effect. Notwithstanding the foregoing, if 4DMT is the Non-Defaulting Party and the claimed Default by uniQure as the Defaulting Party relates to one or more Compounds or Products, and not this entire Agreement, then this Agreement shall be terminated only with respect to the Indication for which such Compound(s) or Product(s) were intended to treat and such Indication shall be removed from the Field.

(ii) Notwithstanding Section 10.2(a)(i), uniQure shall have the right to terminate this Agreement during the Research Term immediately upon written notice to 4DMT if David Schaffer ceases to be a representative of 4DMT on the JRSC or is otherwise unavailable to direct 4DMT’s Research Program activities during any consecutive fifteen (15) Business Day period, in each case for any reason other than his death, illness or disability, which shall be deemed a Default by 4DMT.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b) Termination for Bankruptcy. To the extent allowed under applicable Law, either Party shall have the right to terminate this Agreement in the event of the commencement of any proceeding in or for bankruptcy, insolvency, dissolution or winding up by or against the other Party (other than pursuant to a corporate restructuring) that is not dismissed or otherwise disposed of within sixty (60) days thereafter.

(c) Termination for Futility. uniQure shall have the right terminate this Agreement immediately upon written notice to 4DMT summarizing the basis for such termination if, at any point prior to the first (1st) anniversary of the Effective Date, the JRSC determines that (i) it would be futile to continue the Research Program, including if the JRSC determines that any Candidate Success Criteria or Delivery Success Criteria cannot be met through use of the 4DMT Intellectual Property following the reasonable efforts of 4DMT to achieve such Candidate Success Criteria or Delivery Success Criteria or (ii) 4DMT is not making bona fide efforts to achieve the timelines set forth in the Research Plan.

(d) Termination for Convenience. uniQure shall have the right terminate this Agreement at any time after the Research Term, for any reason or for no reason, by giving 4DMT ninety (90) days’ prior written notice thereof.

(e) Special Termination Right of 4DMT. In the event that (i) uniQure B.V. does not complete an underwritten public offering of its ordinary shares pursuant to an effective registration statement under the U.S. Securities Act of 1933 and the listing of its ordinary shares on the Nasdaq Global Market by September 1, 2014, December 31, 2014, or December 31, 2015, as the case may be, and (ii) uniQure B.V. has not agreed in writing to pay the applicable “Cash-Out Amount” provided for in Article 4c of each of the Grant Letters in respect of options that will vest on the first vesting date following such applicable date, 4DMT shall have the right to terminate this Agreement by providing written notice thereof to uniQure within thirty (30) days following such applicable date, and any such termination shall be effective as of the thirtieth (30th) day following such applicable date.

10.3 Effect of Termination

(a) If uniQure terminates this Agreement under Section 10.2(a) or Section 10.2(b):

(i) uniQure’s licenses pursuant to this Agreement shall continue; provided however that uniQure shall continue to fulfill uniQure’s payment obligations with respect to milestones and royalties under ARTICLE VI; and provided further that uniQure may reduce such payment obligations by the amount of monetary damage suffered by uniQure as a direct result of 4DMT’s Default, as determined (A) in a final decision of the arbitrators in accordance with Section 11.2 or, with respect to an Excluded Claim, a court of competent jurisdiction, which decision is not appealable or has not been appealed within the time allowed for appeal, or (B) by the Parties in a settlement agreement;

(ii) 4DMT shall, within [***] ([***]) days after the effective date of such termination, return or cause to be returned to uniQure, copies of all uniQure’s Confidential Information and uniQure Intellectual Property and all Materials provided by uniQure, except that 4DMT may retain one copy of uniQure’s Confidential Information solely for legal archive purposes and to exercise the licenses granted to 4DMT which survive termination of this Agreement;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(iii) For clarity, uniQure shall be released of its ongoing diligence obligations under Section 4.2 and uniQure and 4DMT shall be released of their disclosure and information exchange obligations under ARTICLE III and ARTICLE IV;

(iv) For clarity, the JRSC and its subcommittees shall not meet anymore;

(v) No further options under each Grant Letter shall vest from and after the effective date of such termination; and

(vi) If this Agreement is terminated pursuant to Section 10.2(a)(ii), uniQure shall continue to fund the FTEs included in the Research Plan pursuant to Section 6.2(b) for the [***] ([***]) months immediately following the effective date of such termination.

(b) Upon termination of this Agreement by uniQure under Section 10.2(c) or Section 10.2(d), or by 4DMT under Section 10.2(a), Section 10.2(b), or Section 10.2(e):

(i) For clarity, uniQure’s licenses pursuant to Section 5.1 and 4DMT’s exclusivity obligations pursuant to Section 5.6 shall terminate as of the effective date of such termination;

(ii) Effective as of the effective date of such termination, the license granted to 4DMT under Section 5.2(b) shall be automatically expanded to include the Selected Capsid Variants and all fields of use;

(iii) uniQure shall, within [***] ([***]) days after the effective date of such termination, return or cause to be returned to 4DMT, copies of all 4DMT’s Confidential Information and 4DMT Intellectual Property and all Materials provided by 4DMT; except that uniQure may retain one copy of the 4DMT Confidential Information solely for legal archive purposes;

(iv) 4DMT shall, within [***] ([***]) days after the effective date of such termination, return or cause to be returned to uniQure, copies of all uniQure’s Confidential Information and uniQure Intellectual Property and all Materials provided by uniQure, except that 4DMT may retain one copy of uniQure’s Confidential Information solely for legal archive purposes and to exercise the licenses granted to 4DMT which survive termination or are granted upon termination of this Agreement;

(v) For a period of [***] ([***]) months, if termination occurs after Regulatory Approval of Royalty Bearing Products, uniQure and its Affiliates shall be entitled to finish work in progress and to sell any of the Royalty Bearing Products remaining in inventory in accordance with the terms of this Agreement to the extent such Royalty Bearing Products were being sold in the Territory at the time of termination, provided that such sales shall be subject to the royalty and milestone provisions of this Agreement;

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(vi) If this Agreement is terminated pursuant to Section 10.2(c), (A) uniQure shall continue to fund the FTEs included in the Research Plan pursuant to Section 6.2(b) for the [***] ([***]) months immediately following the effective date of such termination, but in no event for less than [***] after the Effective Date, and (B) no further options under each Grant Letter shall vest from and after the date that [***] percent ([***]%) of all options under such Grant Letter have vested; and

(vii) If this Agreement is terminated pursuant to Section 10.2(e), uniQure shall continue to fund the FTEs included in the Research Plan pursuant to Section 6.2(b) for the [***] ([***]) months immediately following the effective date of such termination, but in no event for less than [***] after the Effective Date.

Notwithstanding the foregoing, if such termination is under Section 10.2(a) solely with respect to one or more given Indication(s), then uniQure’s licenses pursuant to Section 5.1 do not terminate but the Field is automatically narrowed to exclude the relevant Indication(s), and 4DMT’s exclusivity obligations pursuant to Section 5.6 terminate solely with respect to the relevant Indication(s); subsection (ii) shall not apply; the license granted to 4DMT under Section 5.2(b) shall be automatically expanded to include the relevant Indication(s) rather than all fields of use; and uniQure’s obligations under subsection (iii) shall be limited to copies of 4DMT’s Confidential Information and 4DMT Intellectual Property and Materials that relate solely to the relevant Indication(s).

10.4 Effect of Expiration or Termination; Survival.

(a) Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including the obligation to pay royalties for Royalty Bearing Product(s) sold prior to such expiration or termination. Termination of this Agreement shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity, including the Parties’ ability to receive legal damages or equitable relief with respect to any breach of this Agreement, regardless of whether or not such breach was the reason for the termination.

(b) The provisions of ARTICLE I, ARTICLE VII, ARTICLE VIII, ARTICLE XI, ARTICLE XII, and Sections 4.5, 5.2(b), 5.4, 5.5, 6.2(c), 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 10.3 and 10.4 shall survive any expiration or termination of this Agreement, and with respect to those Royalty Bearing Products in such countries for which uniQure retains a Development and Commercialization license after the expiration or termination of this Agreement, the provisions of ARTICLE VI shall also survive.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

ARTICLE XI

DISPUTE RESOLUTION

11.1 Seeking Consensus. If any dispute arises out of, in connection with or related to this Agreement, including disputes over the interpretation, performance, enforcement or breach of this Agreement, including any dispute that is not within the jurisdiction of the JRSC, (a “Dispute”), excluding any dispute resolved in accordance with Section 2.5(c) (subject to Section 2.5(d)), then upon the written request of either Party, the matter shall be referred to the Executives, who shall meet in a good faith effort to resolve the dispute within [***] ([***]) days. If the Parties’ Executives cannot agree on a resolution of the Dispute within such [***] ([***]) day period, then it shall be resolved pursuant to the remaining provisions of this ARTICLE XI.

11.2 Arbitration. If the Parties do not fully settle a Dispute pursuant to Section 2.5 (only as to those matters that may be referred to arbitration) or 11.1, as applicable, and a Party wishes to pursue the matter, each such Dispute that is not an Excluded Claim (as defined below) shall be finally resolved by binding arbitration in accordance with the Rules of Arbitration of the ICC (International Chamber of Commerce) and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

(a) The arbitration shall be conducted by a panel of three (3) persons. Within [***] ([***]) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within [***] ([***]) days after their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the ICC. The place of arbitration shall be New York City, New York, and all proceedings and communications shall be in English.

(b) Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the Dispute is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The scope of the authority of the arbitrators shall be limited to the strict application of law. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages, except as permitted by Section 9.10. Each Party participating in an arbitration pursuant to the terms of this Agreement shall, [***]. The arbitrators shall have the power to award recovery of all costs (including reasonable attorney’s fees, administrative fees, arbitrators’ fees and court costs) to the prevailing Party.

(c) Neither Party shall be required to give general discovery of documents, but may be required to produce documents or testimony that are relevant or considered relevant by the arbitrators to the Dispute. It is the objective and intent of the Parties that any arbitration proceeding be conducted in such a manner that a decision will be rendered by the arbitrators within [***] ([***]) days after the third arbitrator is appointed to the panel, and the Parties and the panel selected in the manner provided above will adopt rules and procedures intended to implement such objective and intent.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(d) Except to the extent necessary to confirm or vacate an award or as may be required by Law (including applicable securities laws or the rules of any stock exchange on which a Party’s securities may then be listed), neither a Party nor an arbitrator may disclose the existence, content, or results of arbitration without the prior written consent of both Parties. In no event shall arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

(e) The Parties agree that any payment made pursuant to this Agreement pending resolution of the Dispute shall be refunded or credited if the arbitrators or court determines that such payments are not due.

As used in this Section 11.2, the term “Excluded Claim” shall mean a Dispute that concerns (a) the validity, enforceability, scope or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

ARTICLE XII

MISCELLANEOUS

12.1 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, other than any principle of conflict or choice of laws that would cause the application of the Laws of any other jurisdiction.

12.2 Waiver. Waiver by a Party of a breach hereunder by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision. No delay or omission by a Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder shall operate as a waiver of any right, power or privilege by such Party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the Party granting the waiver.

12.3 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address specified in this Section 12.3 and shall be: (a) delivered personally; (b) transmitted by facsimile; (c) sent by registered or certified mail, return receipt requested, postage prepaid; or (d) sent via a reputable international overnight delivery service. Any such notice, instruction or communication shall be deemed to have been delivered (i) upon receipt if delivered by hand, (ii) when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is on a Business Day; otherwise, on the next Business Day following such transmission), provided that an original document is sent via an internationally recognized overnight delivery service (receipt requested), (iii) three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after it is sent via a reputable international overnight delivery service.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

If to 4DMT, to:	4D Molecular Therapeutics, Inc. 5858 Horton St. Emerystation North, Suite 460, Emeryville, CA 94608 Facsimile: (650) 463-2600

with a copy to:	Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Attention: Alan Mendelson and Judith Hasko Facsimile: (650) 463-2600 And [***]

If to uniQure, to:	uniQure biopharma B.V. P.O. Box 22506 1100 DA Amsterdam The Netherlands Attention: CEO Facsimile: +31 20 566 9272

with a copy to:	[***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.

12.4 Entire Agreement; Amendment. This Agreement (including its Exhibits and Schedules) contains the complete understanding of the Parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating to such subject matter. In particular, it supersedes and replaces the Prior Confidentiality Agreement and any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the Parties or their Affiliates prior to the Effective Date. No amendment, change or addition to this Agreement will be effective or binding on either Party unless reduced to writing and duly executed on behalf of both Parties.

12.5 Headings. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

12.6 Severability. If any provision or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement shall be construed as if such clause of portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable Law.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

12.7 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred by any Party without the consent of the other Party; provided, however, that any Party may, without such consent, assign this Agreement, in whole or in part: (a) to any of its respective Affiliates; provided that the assigning Party shall remain jointly and severally liable with such Affiliate in respect of all obligations so assigned, or (b) to any successor in interest by way of merger, acquisition or sale of all or substantially all of its assets to which this Agreement relates (an “M&A Event”). Any assignment not in accordance with this Section 12.7 shall be void. Each Party agrees that, notwithstanding any provision of this Agreement to the contrary, neither the assignment of this Agreement by a Party in connection with an M&A Event, nor the occurrence of such M&A Event (whether or not a formal assignment of this Agreement occurs), shall provide the non-assigning Party with rights or access to any intellectual property or technology of the acquirer of the assigning Party or its Affiliates that were not Affiliates of the assigning Party prior to such M&A Event. If uniQure assigns its rights and obligations hereunder to an Affiliate or Third Party outside the United States or The Netherlands pursuant to this Section 12.7, and if such Affiliate or Third Party shall be required by applicable Law to withhold additional taxes from or in respect of any amount payable under this Agreement as a result of such assignment, then any such amount payable under this Agreement shall be increased to take into account the additional taxes withheld as may be necessary so that, after making all required withholdings, 4DMT receives an amount equal to the sum it would have received had no such assignment been made.

12.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

12.9 Force Majeure. No Party shall be liable for failure of or delay in performing obligations (other than payment obligations) set forth in this Agreement, and no Party shall be deemed in breach of its obligations, if such failure or delay is due to a natural disaster, explosion, fire, flood, tornado, thunderstorm, hurricane, earthquake, war, terrorism, riot, embargo, loss or shortage of power, labor stoppage, substance or material shortage, events caused by reason of laws of any Governmental Authority, events caused by acts or omissions of a Third Party or any other cause reasonably beyond the control of such Party, if the Party affected gives prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled, provided, however, that such affected Party commences and continues to use its Commercially Reasonable Efforts to cure such cause.

12.10 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, other than a 4DMT Indemnitee under Section 9.5 or uniQure Indemnitee under Section 9.6. No such Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

12.11 Relationship of the Parties. Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other, except as expressly provided in this Agreement. Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee compensation or benefits of the other Party’s employees. No employee or representative of a Party shall have any authority to bind or obligate the other Party for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said other Party’s approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, the legal relationship under this Agreement of each Party to the other Party shall be that of independent contractor. Nothing in this Agreement shall be construed to establish a relationship of partners or joint ventures between the Parties.

12.12 Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party or permits a Party to exercise its rights or perform its obligations through its Affiliates, such Party agrees to cause its Affiliates to perform such obligations and shall guarantee performance of this Agreement by its Affiliates. If any disagreement arises out of the performance of this Agreement by an Affiliate of a Party, or the alleged failure of an Affiliate to comply with the conditions and obligations of this Agreement, the Party seeking to resolve such dispute shall have the right do so directly with the other Party, without any obligation to first pursue an action against, or recovery from, the Affiliate which is alleged to have caused a breach of this Agreement.

12.13 Construction. Each Party acknowledges that it has been advised by counsel during the course of negotiation of this Agreement, and, therefore, that this Agreement shall be interpreted without regard to any presumption or rule requiring construction against the Party causing this Agreement to be drafted. Any reference in this Agreement to an ARTICLE, Section, subsection, paragraph, clause, or Schedule shall be deemed to be a reference to any article, section, subsection, paragraph, clause, schedule or exhibit, of or to, as the case may be, this Agreement. Except where the context otherwise requires, (a) wherever used, the use of any gender will be applicable to all genders; (b) the word “or” is used in the inclusive sense (and/or); (c) any definition of or reference to any agreement, instrument or other document refers to such agreement, instrument other document as from time to time amended, supplemented or otherwise modified (subject to any restriction on such amendments, supplements or modifications set forth herein or therein); (d) any reference to any Law refers to such Law as from time to time enacted, repealed or amended; (e) the words “herein”, “hereof” and hereunder”, and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof; and (f) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “but not limited to”, “without limitation” or words of similar import.

[Signature page follows]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Collaboration and License Agreement as of the Amended CLA Effective Date.

UNIQURE BIOPHARMA B.V. BY: /s/ Lilly Burggraaf NAME: Lilly Burggraaf TITLE: Vice President, Global Human Resources	4D MOLECULAR THERAPEUTICS, INC. BY: /s/ David Kirn NAME: David Kirn, MD TITLE: Chief Executive Officer

List of Schedules

Exhibit A	Commitment Letter from uniQure B.V.
Schedule 1.5	4DMT Patent Rights
Schedule 1.41	Outline of Budget for Research Plan
Schedule 1.54	Draft Invoice
Schedule 1.76	Outline of Research Plan

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit A

COMMITMENT LETTER FROM UNIQURE B.V.

Omitted pursuant to Regulation S-K, Item 601(a)(5).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 1.5

4DMT PATENT RIGHTS

Omitted pursuant to Regulation S-K, Item 601(a)(5).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 1.41

OUTLINE OF BUDGET FOR RESEARCH PLAN

Omitted pursuant to Regulation S-K, Item 601(a)(5).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 1.54

DRAFT INVOICE

Omitted pursuant to Regulation S-K, Item 601(a)(5).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 1.76

OUTLINE OF RESEARCH PLAN

Omitted pursuant to Regulation S-K, Item 601(a)(5).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SCHEDULE 1.83

SELECTED CAPSID VARIANTS

Omitted pursuant to Regulation S-K, Item 601(a)(5).